                           SECOND AMENDED AND RESTATED


                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 20, 2000

                                FOR THE MERGER OF

                             CREDITRUST CORPORATION

                                  with and into

                           NCO PORTFOLIO FUNDING, INC.

                           SECOND AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                Table of Contents
                                -----------------

Section 1    Defined Terms...........................................................................................2
   1.1       Accounts Receivable.....................................................................................2
   1.2       Acquired Companies......................................................................................2
   1.3       Asset...................................................................................................2
   1.4       Bankruptcy Court........................................................................................2
   1.5       Bankruptcy Court Order..................................................................................2
   1.6       Bankruptcy Laws.........................................................................................2
   1.7       Bankruptcy Pleadings....................................................................................2
   1.8       Cash Asset..............................................................................................2
   1.9       Code....................................................................................................2
   1.10      Consent.................................................................................................2
   1.11      Contract................................................................................................3
   1.12      Contract Right..........................................................................................3
   1.13      Intentionally left blank................................................................................3
   1.14      Employee Benefit Plan...................................................................................3
   1.15      Encumbrance.............................................................................................3
   1.16      Environmental Laws......................................................................................3
   1.17      Exchange Act............................................................................................3
   1.18      GAAP....................................................................................................3
   1.19      Hazardous Substances....................................................................................3
   1.20      including...............................................................................................4
   1.21      Insurance Policy........................................................................................4
   1.22      Intangible..............................................................................................4
   1.23      Judgment................................................................................................4
   1.24      to the knowledge of CTC.................................................................................4
   1.25      Law.....................................................................................................4
   1.26      NASD....................................................................................................4
   1.27      Obligation..............................................................................................4
   1.28      Permit..................................................................................................4
   1.29      Person..................................................................................................5
   1.30      Plan....................................................................................................5
   1.31      Proceeding..............................................................................................5
   1.32      Real Property...........................................................................................5
   1.33      Securities Act..........................................................................................5
   1.34      SEC.....................................................................................................5
   1.35      Software................................................................................................5
   1.36      SPV99-2 Lenders.........................................................................................5
   1.37      Tangible Property.......................................................................................5
   1.38      Tax.....................................................................................................5

Section 2     The Merger..............................................................................................5
   2.2        Name....................................................................................................6
   2.3        Charter.................................................................................................6
   2.4        Bylaws..................................................................................................6
   2.5        Directors...............................................................................................6
   2.6        Officers................................................................................................6
   2.7        Conversion of Portfolio Common Stock....................................................................7
   2.8        Conversion CTC Common Stock.............................................................................7
   2.9        No Fractional Shares....................................................................................8
   2.10       Stock Options/Warrants..................................................................................8
   2.11       CTC Stock held by CTC...................................................................................9
   2.12       Exchange Procedures.....................................................................................9
   2.13       Additional Distributions of Surviving Corporation Common Stock..........................................9
   2.14       Effective Date.........................................................................................10
Section 3     Representations of CTC.................................................................................10
   3.1        Organization...........................................................................................10
   3.2        Effect of Agreement....................................................................................11
   3.3        Capital Stock and Ownership............................................................................11
   3.4        Financial and Corporate Records........................................................................12
   3.5        Compliance with Law....................................................................................12
   3.6        Financial Statements...................................................................................13
   3.7        Assets.................................................................................................13
   3.8        Obligations............................................................................................13
   3.9        Operations Since June 30, 2000.........................................................................14
   3.10       Accounts Receivable....................................................................................15
   3.11       Tangible Property......................................................................................15
   3.12       Real Property..........................................................................................15
   3.13       Environmental..........................................................................................16
   3.14       Software and Other Intangibles.........................................................................18
   3.15       Contracts..............................................................................................19
   3.16       Employees and Independent Contractors..................................................................19
   3.17       Employee Benefit Plans.................................................................................20
   3.18       [Intentionally Omitted]................................................................................22
   3.19       Taxes..................................................................................................22
   3.20       Proceedings and Judgments..............................................................................22
   3.21       Insurance..............................................................................................22
   3.22       Questionable Payments..................................................................................23
   3.23       Related Party Transactions.............................................................................23
   3.24       Brokerage Fees.........................................................................................23
   3.25       Investment Company.....................................................................................23
   3.26       SEC Filings............................................................................................24
   3.27       Full Disclosure........................................................................................24

Section 4     Representations of NCO and Portfolio...................................................................24
   4.1        Organization...........................................................................................24
   4.2        Agreement..............................................................................................24
   4.3        SEC Filings............................................................................................25
   4.4        Absence of Changes.....................................................................................25
   4.5        Authorization for Portfolio Common Stock...............................................................25
   4.6        Compliance with Law....................................................................................25
   4.7        Full Disclosure........................................................................................26
   4.8        Capital Stock and Ownership............................................................................26
   4.9        Financial and Corporate Records........................................................................26
   4.10       Assets.................................................................................................26
   4.11       Obligations............................................................................................26
   4.12       Operations Since June 30, 2000.........................................................................27
   4.13       Contracts..............................................................................................27
   4.14       Proceedings and Judgments..............................................................................27
Section 5     Certain Obligations of CTC Pending Closing.............................................................28
   5.1        Conduct of Business....................................................................................28
   5.2        Interim Financial Statements...........................................................................29
   5.3        NCO's Due Diligence Investigation......................................................................29
   5.4        Consents...............................................................................................30
   5.5        Bankruptcy Court Approval..............................................................................30
   5.6        Acquisition Proposals..................................................................................31
   5.7        Advice of Changes......................................................................................31
   5.8        Best Efforts...........................................................................................32
   5.9        Hart-Scott-Rodino......................................................................................32
   5.10       SEC Reports............................................................................................32
Section 6     Certain Obligations of NCO and Portfolio Pending Closing...............................................32
   6.1        Corporate Status.......................................................................................32
   6.2        CTC Due Diligence Investigation........................................................................32
   6.3        Consents...............................................................................................33
   6.4        SEC Reports............................................................................................33
   6.5        Advice of Changes......................................................................................33
   6.6        Best Efforts...........................................................................................33
   6.7        Hart-Scott-Rodino......................................................................................33
   6.8        NASDAQ Listing.........................................................................................34
   6.9        Employee Benefits......................................................................................34
   6.10       Purchase of CTC Call Center............................................................................34
   6.11       Portfolio Net Book Value...............................................................................34
Section 7     Additional Covenants of the Parties....................................................................34
   7.1        Disclosure Statement...................................................................................34
   7.2        Tax Free Reorganization................................................................................35

Section 8     Conditions Precedent to CTC's Closing Obligations......................................................35
   8.1        NCO's and Portfolio's Representations..................................................................35
   8.2        NCO's and Portfolio's Performance......................................................................35
   8.3        Absence of Proceedings.................................................................................35
   8.4        Hart-Scott-Rodino......................................................................................35
   8.5        Approval of POR........................................................................................35
   8.6        Board Seats............................................................................................36
   8.7        Consulting Agreement...................................................................................36
   8.8        Adverse Changes........................................................................................36
   8.9        Listing of Portfolio Common Stock......................................................................36
   8.10       Tax Opinion............................................................................................36
   8.11       Purchase of CTC Call Center............................................................................37
   8.12       Portfolio Net Book Value...............................................................................37
   8.13       Services Agreement.....................................................................................37
   8.14.      NCO Letter.............................................................................................37
   8.15       Credit Facility........................................................................................37
   8.16.      Barrist Stock Purchase Agreement.......................................................................37
   8.17       Rensin Stock Purchase Agreement........................................................................37
Section 9     Conditions Precedent to NCO's and Portfolio's Closing Obligations......................................37
   9.1        Rensin Letter..........................................................................................37
   9.2        Approval of POR........................................................................................38
   9.3        CTC's Representations..................................................................................38
   9.4        CTC's Performance......................................................................................38
   9.5        Absence of Proceedings.................................................................................38
   9.6        Adverse Changes........................................................................................38
   9.7        Hart-Scott-Rodino......................................................................................38
   9.8        Bankruptcy Court Order.................................................................................38
   9.9        Confirmation of POR....................................................................................38
   9.10       NCOP Unsecured Obligations.............................................................................39
   9.11       Services Agreement.....................................................................................39
   9.12       Bridge Lender Waiver and Release.......................................................................39
   9.13       CTC Officer and Director Releases......................................................................39
   9.14       Residuals..............................................................................................39
   9.15       Asset Pools 99-1, 98-2 and 93-3 Banco Santander........................................................39
   9.16       Lender Claims..........................................................................................39
   9.17       Reserve Balances.......................................................................................39
   9.18       Credit Facility........................................................................................40
   9.19       Purchase of CTC Call Center............................................................................40
   9.20       Listing of Portfolio Common Stock......................................................................40
   9.21       Consulting Agreement...................................................................................40
   9.22       Stock Purchase Agreements..............................................................................40
   9.23       Class 3 Creditors......................................................................................40
Section 10    Closing and Post Closing...............................................................................40
   10.1       Closing................................................................................................40
   10.2       CTC's Obligations at Closing...........................................................................40
   10.3       NCO's and Portfolio's Obligations at Closing...........................................................42
   10.4       Severance Pay..........................................................................................43

Section 11    Other Provisions.......................................................................................44
   11.1       Termination............................................................................................44
   11.2       Publicity..............................................................................................44
   11.3       Fees and Expenses......................................................................................45
   11.4       Notices................................................................................................45
   11.5       Survival of Representations and Covenants..............................................................45
   11.6       Interpretation of Representations......................................................................45
   11.7       Reliance...............................................................................................45
   11.8       Entire Understanding...................................................................................46
   11.9       Parties in Interest....................................................................................46
   11.10      Waivers................................................................................................46
   11.11      Severability...........................................................................................46
   11.12      Counterparts...........................................................................................46
   11.13      Section Headings.......................................................................................46
   11.14      References.............................................................................................46
   11.15      Controlling Law........................................................................................47
   11.16      Jurisdiction and Process...............................................................................47
   11.17      No Third-Party Beneficiaries...........................................................................47
   11.18      Construction...........................................................................................47

                                    Exhibits
                                    --------

Joseph K. Rensin Consulting Agreement ...................................A
Bankruptcy Plan of Reorganization .......................................B
Services Agreement.......................................................C

                           SECOND AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

Parties:          Creditrust Corporation
                  a Maryland corporation ("CTC")
                  7000 Security Boulevard,  2nd Floor
                  Baltimore, Maryland 21244

                  NCO Group, Inc.
                  a Pennsylvania corporation ("NCO")
                  515 Pennsylvania Avenue
                  Fort Washington, Pennsylvania 19034

                  NCO Portfolio Funding, Inc.
                  a Delaware corporation ("Portfolio")
                  515 Pennsylvania Avenue
                  Fort Washington, Pennsylvania 19034

                  NCO Financial Systems, Inc.
                   (for purposes of Section 6.10 hereof only)
                  a Pennsylvania corporation ("NCOFS")
                  515 Pennsylvania Avenue
                  Fort Washington, Pennsylvania 19034

Date:             As of September 20, 2000

Background: CTC is in the business of purchasing, collecting and managing defaulted consumer receivables and related services ("CTC Business"). On September 20, 2000, the parties hereto entered into an Agreement and Plan of Merger (the "Old Agreement") providing that CTC be merged with and into Portfolio (the "Merger"), on the terms and subject to the conditions set forth in the Old Agreement. The Board of Directors of CTC had determined that the Merger and the other transactions contemplated by the Old Agreement (collectively the "Transactions") were advisable and in the best interests of CTC and its shareholders. The respective Boards of Directors of NCO, Portfolio and NCOFS had determined that the Transactions were advisable and in the best interests of NCO, Portfolio and NCOFS and their respective shareholders. The Old Agreement was previously amended and restated as of September 20, 2000 (the "First Amended and Restated Agreement"). The First Amended and Restated Agreement was amended by a First Amendment dated November 13, 2000 (the "First Amendment"). The Boards of Directors of the parties hereto desire to amend and restate in its entirety the First Amended and Restated Agreement as amended by the First Amendment as set forth in this Second Amended and Restated Agreement and Plan of Merger (the "Agreement"). All other agreements executed in connection with the Old Agreement, the First Amended and Restated Agreement and the First Amendment shall remain in full force and effect.

     Intending to be legally bound, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                            SECTION 1 Defined Terms

     Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

     1.1. "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.11), (b) any note receivable, or (c) any other receivable or right to payment of any nature.

     1.2. "Acquired Companies" means CTC, Creditrust Funding I LLC, Creditrust SPV2, LLC, Creditrust SPV98-2, LLC, Creditrust SPV99-1, LLC, Creditrust SPV99-2, LLC, Creditrust Mortgage Corporation, Creditrust Card Services Corporation, Creditrust SPV99-2 Capital, Inc. and any other subsidiaries of CTC.

     1.3. "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets (as defined in Section 1.8), prepayments, deposits, escrows, Accounts Receivable, Tangible Property (as defined in Section 1.37), Real Property (as defined in Section 1.32), Software (as defined in Section 1.35), Contract Rights (as defined in Section 1.12), Intangibles (as defined in Section 1.22) and goodwill, and claims, causes of action and other legal rights and remedies.

     1.4. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Maryland.

     1.5. "Bankruptcy Court Order" has the meaning set forth in Section 5.5.

     1.6. "Bankruptcy Laws" means the United States Bankruptcy Code, as amended, the Federal Rules of Bankruptcy Procedure, as amended, and the local rules of the Bankruptcy Court.

     1.7. "Bankruptcy Pleadings" means all pleadings filed with the Bankruptcy Court by any of the Acquired Companies or any other Person relating to this Agreement or the Acquired Companies.

     1.8. "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

     1.9. "Code" means the Internal Revenue Code of 1986, as amended.

     1.10. "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.29), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

     1.11. "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

     1.12. "Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.27), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

     1.13. "[Intentionally left blank] "

     1.14. "Employee Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, profit interests, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

     1.15. "Encumbrance" means any lien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

     1.16. "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to pollution and the protection of the environment, including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances (as defined in Section 1.19), all as amended.

     1.17. "Exchange Act" means the Federal Securities Exchange Act of 1934, as amended.

     1.18. "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, as in effect from time to time, consistently applied.

     1.19. "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by Law or any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property owned, leased or used by the Acquired Companies, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law of any state in which any Real Property owned, leased or used by the Acquired Companies, is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's"), petroleum, petroleum products and urea formaldehyde.

     1.20. "including" means including but not limited to.

     1.21. "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

     1.22. "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

     1.23. "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

     1.24. "to the knowledge of CTC" means that none of the directors or executive officers of any of the Acquired Companies have any actual knowledge, after due inquiry, that the statement made is incorrect (except that no inquiry shall be required with respect to the matters set forth in Sections 3.13(a)(ii) and 3.13(b)(ii)) ; and "to the knowledge of NCO and Portfolio" means that none of the directors or executive officers of NCO and Portfolio have any actual knowledge, after due inquiry, that the statement made is incorrect.

     1.25. "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule or regulation (including those of self-regulatory organizations such as the NASD (as defined in Section 1.26)).

     1.26. "NASD" means the National Association of Securities Dealers, Inc.

     1.27. "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, known or otherwise.

     1.28. "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

     1.29. "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

     1.30. "Plan" - Third Amended Plan of Reorganization filed by CTC with the Bankruptcy Court on December 4, 2000, as amended and restated from time-to-time.

     1.31. "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

     1.32. "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

     1.33. "Securities Act" means the Federal Securities Act of 1933, as amended.

     1.34. "SEC" means the United States Securities and Exchange Commission and its staff.

     1.35. "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

     1.36. "SPV99-2 Lenders" means the "Lenders" as defined in that certain Bridge Loan Agreement dated as of August 2, 1999 which was executed by CTC.

     1.37. "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

     1.38. "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                              SECTION 2 The Merger

     2.1. Subject to the terms and conditions of this Agreement, on the Effective Date (as hereinafter defined), CTC shall be merged with and into Portfolio in accordance with the provisions of this Agreement and in compliance with the Maryland General Corporation Law ("MGCL") and the Delaware General Corporation Law ("DGCL" or collectively with the MGCL, the "Corporation Laws"), and the Merger shall have the effect provided for in the Corporation Laws. Portfolio (sometimes referred to as the "Surviving Corporation") shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the State of Delaware. The corporate existence and identity of Portfolio, with its purposes and powers, shall continue unaffected and unimpaired by the Merger. On the Effective Date, Portfolio shall succeed to and be fully vested with the corporate existence and identity of CTC, and the separate corporate existence and identity of CTC shall cease. The closing of the Merger and the other Transactions shall take place contemporaneously on the Closing Date (as defined in Section 10.1) and shall be effective at the Effective Time (as defined in
Section 10.1).

     2.2. Name. The name of the Surviving Corporation shall be "NCO Portfolio Management, Inc." or such other name as the Board of Directors of the Surviving Corporation shall determine.

     2.3. Charter. Immediately after the Merger, the Certificate of Incorporation of the Surviving Corporation shall be that of Portfolio immediately before the Merger.

     2.4. Bylaws. Immediately after the Merger, the Bylaws of the Surviving Corporation shall be those of Portfolio immediately before the Merger. The Bylaws of the Surviving Corporation shall provide that the Board of Directors of the Surviving Corporation shall initially consist of five persons, three of whom shall be selected by NCO, one of whom shall be selected by Joseph K. Rensin and one whom shall be selected by SPV99-2 Lenders, each as provided in Section 2.5 hereof.

     2.5. Directors. Immediately after the Merger, the Board of Directors of the Surviving Corporation shall initially consist of five persons, three of whom shall be selected by NCO, one of whom shall be selected by Joseph K. Rensin and one of whom shall be selected by SPV99-2 Lenders. Of the three directors selected by NCO, one shall serve for a term of three years, one shall serve for a term of two years and one shall serve for a term of one year. The director selected by Joseph K. Rensin shall serve for a term of two years, and the director selected by SPV99-2 Lenders shall serve for a term of three years. All such directors shall serve in accordance with the Bylaws of the Surviving Corporation. Each of the directors selected by Joseph K. Rensin and the SPV99-2 Lenders shall be an "independent director" as defined in the NASD rules and regulations. Subject to the consent of NCO, the director to be selected by Joseph K. Rensin may be a current "independent director" of CTC.

     2.6. Officers. Immediately after the Merger, the officers of the Surviving Corporation shall include the following persons, who shall serve in accordance with the Bylaws of the Surviving Corporation:

                  Name                           Title
                  ----                           -----

           Michael Barrist     Chairman, Chief Executive Officer and President

           Michael Meringolo   Senior Vice President

           Richard Palmer      Chief Financial Officer and Treasurer

           Joshua Gindin       Executive Vice President, General Counsel
                               and Secretary

     2.7. Conversion of Portfolio Common Stock. On the Effective Date, the total number of shares of common stock of Portfolio, no par value per share (the "Portfolio Common Stock"), issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become such number of shares of common stock, no par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock") as follows: It is the intention of the parties that, immediately after the Merger, NCO shall own 60% of the issued and outstanding shares of the Surviving Corporation Common Stock (inclusive of the shares to be issued under Section 2.10 hereof) (unless the context otherwise requires, all references to percentages of Surviving Corporation Common Stock shall include the shares to be issued pursuant to Section 2.10); provided, however, that to the extent the Reserves (as defined in Section 4.4(c) of the Plan) exceed $2.32 million after the NCOP Unsecured Obligation (as defined in
Section 4.4(c) of the Plan) is paid in full, the cash in the Reserves in excess of $2.32 million shall be paid to NCO and the foregoing 60% shall be decreased proportionally to an amount not to be less than 55%. This reduction, if any, shall be computed based on the extent that such Reserves exceed $2.32 million divided by $3.2 million and then multiplying such quotient by 5% (i.e., if the Reserves are $1.6 million above $2.32 million then the $1.6 million excess shall be remitted to NCO and the 60% shall be decreased to 57.5% determined by dividing $1.6 million by $3.2 million, then multiplying this quotient by 5%, and then subtracting this result from 60%).

     2.8. Conversion CTC Common Stock. On the Effective Date and subject to
Section 2.12 hereof, each of the shares of common stock of CTC, $.01 par value per share (the "CTC Common Stock") issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into one share of the Surviving Corporation Common Stock (the "Exchange Ratio"). The parties hereto agree to adjust the Exchange Ratio to the extent necessary to have the Surviving Corporation Common Stock qualify for listing on the NASD National Market System and that any such Exchange Ratio adjustment shall also proportionally affect
Section 2.7 hereof. The parties understand that the percentage of stock issued to holders of CTC Common Stock shall be diluted by the following issuances of Surviving Corporation Common Stock:

         (a) NCO shall own 60% (subject to reduction to 55%) of Surviving Corporation Common Stock as provided in Section 2.7;

         (b) SPV99-2 Lenders shall own collectively 18.5% of Surviving Corporation Common Stock as provided in the Plan;

         (c) Michael Barrist shall own 2.667% of Surviving Corporation Common Stock as provided in the Barrist Stock Purchase Agreement (as defined in Section 8.16);

         (d) Including the shares issued pursuant to Section 4.5 of the Plan (except for shares representing post-petition interest) Joseph Rensin shall own 1.333% of Surviving Corporation Common Stock as provided in the Rensin Stock Purchase Agreement (as defined in Section 8.17) in addition to any shares he may receive in his capacity as a stockholder or optionholder of CTC;

         (e) The holders of Class 4-Unsecured Claims (as defined in the Plan) or Sunrock and/or Seneca may elect to receive Surviving Corporation Common Stock as provided in Section 4.4(G) of the Plan up to 17.6%; and

         (f) Holders of CTC Common Stock and Convertible Securities shall own the balance.

In addition to the foregoing, the parties understand that the percentage of Surviving Corporation Common Stock to be issued to holders of CTC Common Stock may be further reduced by Section 4.13 of the Plan and Section 2.13 hereof.

     2.9. No Fractional Shares. No fractional shares of Surviving Corporation Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, the number of shares of Surviving Corporation Common Stock to be issued to each shareholder of CTC and Portfolio in accordance with this Plan shall be rounded off to the nearest whole number of shares of Surviving Corporation Common Stock.

     2.10. Stock Options/Warrants. All options and warrants to acquire shares of CTC Common Stock that are identified on Schedule 3.3 hereof and that are issued and outstanding immediately before the Effective Date (collectively, the "Convertible Securities") shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically voided and cancelled, and automatically converted into shares of the Surviving Corporation Common Stock as follows: As of the Closing Date, each such holder shall be issued the number of shares having an aggregate value equal to the positive difference (if any) between the aggregate buy-in value of the Surviving Corporation Common Stock into which such Convertible Securities would have been exercisable based on the Exchange Ratio, as of the Closing Date, and the aggregate exercise price of such Convertible Securities as of the Closing Date. For purposes of the foregoing sentence, the "buy-in" value shall mean the equivalent per share price at which NCO is deemed to have made its investment in the Surviving Corporation as of the Closing Date (i.e., $25 million divided by the number of shares of Surviving Corporation Common Stock to be issued to NCO pursuant to Section 2.7 hereof). To the extent not otherwise vested, all Convertible Securities listed on Schedule
3.3 shall be deemed vested as of the Closing Date, and all options and/or warrants not listed on Schedule 3.3 shall, as of the Closing Date, be deemed null and void and be entitled to no consideration under this Agreement. The exchange procedure for all Convertible Securities shall be substantially similar to that provided for in Section 2.12 hereof.

     2.11. CTC Stock held by CTC. On the Effective Date, any shares of CTC Common Stock that are held by CTC (as treasury shares) immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled.

     2.12. Exchange Procedures. (a) The Surviving Corporation shall designate its transfer agent to act as the "Exchange Agent" under this Plan. As soon as is practicable after the Effective Date, the Exchange Agent shall mail or deliver, to each record holder of an outstanding certificate that immediately before the Effective Date represented shares of CTC Common Stock, instructions for use in effecting the surrender of such certificate to the Exchange Agent. Upon the surrender of such certificate to the Exchange Agent in accordance with such instructions, the Exchange Agent shall exchange such certificate for a new certificate representing such number of shares of the Surviving Corporation Common Stock into which the shares of CTC Common Stock represented by such certificate have been converted in accordance with this Agreement, which shall be promptly delivered to the holder thereof (or in accordance with instructions provided by the holder thereof). In addition, upon the surrender by NCO of each outstanding certificate that immediately before the Effective Date represented shares of Portfolio Common Stock to the Exchange Agent, the Exchange Agent shall exchange such certificate(s) for a new certificate(s) representing such number of shares of the Surviving Corporation Common Stock into which the shares of Portfolio Common Stock represented by such certificate(s) have been converted in accordance with this Agreement, which shall be promptly delivered to NCO. Until surrendered in accordance with the foregoing, each outstanding certificate that immediately before the Effective Date represented shares of CTC Common Stock or Portfolio Common Stock, as the case may be, shall be deemed to evidence ownership of the number of shares of Surviving Corporation Common Stock into which the shares of CTC Common Stock or Portfolio Common Stock, as the case may be, represented by such certificate(s) have been converted in accordance with this Agreement.

         (b) Anything in this Section 2.12 to the contrary notwithstanding, the number of shares of Surviving Corporation Common Stock initially distributable under Subsection (a) hereof shall be proportionately reduced by the number of shares of Surviving Corporation Common Stock required to be put in the Reserves under Section 4.11(c) of the Plan.

         (c) To the extent additional shares of Surviving Corporation Common Stock become available for distribution to former CTC shareholders after the Closing Date either due to the fact that the ownership percentage of NCO as set forth in Section 2.7 hereof has been reduced below 60% and/or shares become available for distribution from those shares of Surviving Corporation Common Stock originally put in the Reserves under Section 4.11(c) of the Plan, the Exchange Agent shall make one or more subsequent distributions to the former CTC Shareholders who surrendered CTC stock certificates pursuant to Subsection (a) above.

     2.13. Additional Distributions of Surviving Corporation Common Stock . Anything in this Agreement to the contrary notwithstanding and as provided in
Section 4.13 of
the Plan, for every $418,000 (or any whole multiple thereof) of outstanding NCOP Unsecured Obligation, if any, the amount of Surviving Corporation Common Stock distributable to CTC shareholders shall be reduced by one full percentage point and such Surviving Corporation Common Stock shall be distributed as follows:

                  to NCO                             72.74%
                  to SPV 99-2 Noteholders            22.42
                  to Michael J. Barrist               3.23
                  to Joseph K. Rensin                 1.61
                                                    ------

                                                    100.00%

     2.14. Effective Date. As used in this Agreement, the "Effective Date" shall mean the date upon which this Agreement (if necessary) and proper Certificates of Merger for the Merger have been duly signed and filed with the proper officials of the States of Delaware and Maryland as provided for in Section 10 hereof.

                        SECTION 3 Representations of CTC

         Knowing that NCO and Portfolio rely thereon and except as set forth in the Schedules delivered by CTC to NCO prior to the execution of the Agreement (and subject to Section 5.7 hereof), CTC represents and warrants to NCO and Portfolio as of the date of this Agreement and the Closing Date, and covenants with NCO and Portfolio, as set forth below in each provision of this Section 3.

     3.1. Organization. Each of the Acquired Companies is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. CTC possesses the full corporate power and authority to enter into and perform this Agreement. Each of the Acquired Companies possesses the full power and authority to own its Assets and to conduct its business as and where presently conducted. Each of the Acquired Companies is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the Acquired Companies. Except as set forth on
Schedule 3.1, CTC has no subsidiaries. Except as set forth on Schedule 3.1, none of the Acquired Companies owns any securities of any corporation or any other debt or equity interest in any Person. None of the Acquired Companies has any predecessors except as otherwise set forth on Schedule 3.1. Schedule 3.1 states, for each of the Acquired Companies (a) its exact legal name; (b) its corporate business form and jurisdiction of organization and date of formation; (c) its federal employer identification number; (d) its headquarters address, telephone number and facsimile number; (e) its directors and officers, indicating all current title(s) of each such individual; (f) its registered agent and/or office in its jurisdiction of organization (if applicable); (g) all foreign jurisdictions in which it is qualified or registered to do business, the date it so qualified or registered, and its registered agent and/or office in each such jurisdiction (if applicable); (h) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation; and (i) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation. Accurate and complete copies of articles or certificates of incorporation and bylaws, (or similar organizational documents), each as amended to date, and all Contracts relating to the acquisition of each of the Acquired Companies (or their affiliates or predecessors) have been made available to NCO.

     3.2. Effect of Agreement. Subject to the approval by CTC shareholders (as hereinafter set forth) and the approval of the Bankruptcy Court (as hereinafter set forth), CTC's consummation of the Transactions has been duly authorized by all necessary actions including its board of directors and does not constitute a violation of or default under its articles of incorporation, or bylaws (or similar organizational documents). Except as set forth on Schedule 3.2, CTC's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, (b) do not constitute a violation of any Law or Judgment that is applicable to any of the Acquired Companies, or to the business or Assets of any of the Acquired Companies, or to the Transactions, (c) do not accelerate or otherwise modify any Obligation of any of the Acquired Companies,
(d) do not result in the creation of any Encumbrance upon, or give to any third party any interest in, any of the business or Assets, or any of the capital stock of or interests in, any of the Acquired Companies, and (e) except as set forth on Schedule 3.2 and except for filings under the HSR Act (as hereinafter defined) and the approval of the Bankruptcy Court (as hereinafter set forth), do not require the Consent of any Person, including any lender of the Acquired Companies required pursuant to any credit or other lending Contract. This Agreement constitutes the valid and legally binding agreement of CTC enforceable against it in accordance with its terms. Except as set forth on Schedule 3.2, there exists no right of first refusal or other preemptive right with respect to any of the Acquired Companies or the stock, business or Assets of any of the Acquired Companies.

     3.3. Capital Stock and Ownership. As of the date of this Agreement, the authorized capital stock of CTC consists of: (i) 20,000,000 shares of Common Stock, $.01 par value per share ("CTC Common Stock"), of which 10,453,548 shares are issued and outstanding and no shares are issued but not outstanding; and
(ii) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "CTC Preferred Stock") of which no shares are issued and/or outstanding. (The CTC Common Stock and the CTC Preferred Stock shall be referred to collectively, as the "CTC Stock".) With respect to each of the Acquired Companies, other than CTC, Schedule 3.3 is an accurate and complete list of (a) the names of all shareholders or members, (b) the addresses of all shareholders or members, (c) to the extent available, their social security numbers or federal tax identification numbers, and (d) the numbers of, type of shares or interests owned of record by them and the certificate numbers of the stock certificates representing such shares or interests. Except as set forth on Schedule 3.3, CTC is the sole record and beneficial owner of all of the shares of capital stock or interests of each of its subsidiaries and it has good and valid title to such shares or interests, free and clear of any Encumbrance. Except for the shares or interests listed on Schedule 3.3 with respect to each of the Acquired Companies, there currently are no other issued or outstanding shares of capital stock or interests. All of the issued and outstanding shares of capital stock or interests of each of the Acquired Companies have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability or preemptive rights attaching to the ownership thereof. All issuances and grants of all outstanding options and/or warrants, and all offerings, sales and issuances by each of the Acquired Companies of any shares of capital stock or interests were conducted in compliance with all applicable federal and state securities and "blue sky" Laws, all applicable state corporation Laws and all requirements set forth in applicable Contracts. Except as provided on Schedule 3.3, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock or interests, or other securities of, any of the Acquired Companies.

     3.4. Financial and Corporate Records. The books and records of each of the Acquired Companies are and have been prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of each of the Acquired Companies and all Contracts and other transactions to which each of the Acquired Companies is or was a party or by which each of the Acquired Companies or the business or Assets of each of the Acquired Companies is or was affected. Accurate and complete copies of the contents of the minute books and stock books of each of the Acquired Companies have been made available to NCO. Such minute books and stock books include (a) minutes of all meetings of the shareholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the shareholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock, and all other securities since the date of incorporation or formation. None of the shareholders, board of directors or any committee of the board or members has taken any material action required by Law to be reflected in the records in clauses (a) and (b) of the preceding sentence other than those actions reflected in the records referenced in clauses (a) and (b) of the preceding sentence. Schedule 3.4 is an accurate and complete list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of each of the Acquired Companies, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

     3.5. Compliance with Law. The operations of each of the Acquired Companies, the conduct of the business of each of the Acquired Companies, as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets of each of the Acquired Companies have complied and currently do comply in all material respects with all applicable Laws other than Environmental Laws which are addressed in Section 3.13 hereof. Except as set forth on Schedule 3.5, each of the Acquired Companies has obtained and holds all Permits required for the lawful operation of its business as and where such business is presently conducted, except where the failure to obtain or hold such Permits would not have a material adverse effect on the business or condition (financial or otherwise) of any of the Acquired Companies or upon the ability of CTC to perform its obligations hereunder or to consummate the transactions contemplated hereby. All Permits held by the Acquired Companies are listed on
Schedule 3.5, and copies of such Permits have been made available to NCO and Portfolio.

     3.6. Financial Statements. Schedule 3.6A lists the fiscal year end for each of the Acquired Companies. Schedule 3.6A includes accurate and complete copies of the following audited consolidated financial statements ("Audited Financial Statements") of the Acquired Companies: (a) a balance sheet as of the end of each of the two most recent fiscal years; and (b) statements of income, statements of shareholders' equity, and statements of cash flows for each of the three most recent fiscal years, and notes thereto. Schedule 3.6B includes accurate and complete copies of all the following unaudited consolidated financial statements ("Unaudited Financial Statements") of the Acquired
Companies: an unaudited balance sheet as of June 30, 2000 ("June 2000 Balance Sheet") and related unaudited financial statements, including statements of income, statements of shareholders' equity and statements of cash flows prepared by the management of CTC on an ongoing basis since the beginning of the current fiscal year. All of the Audited Financial Statements were (x) prepared in accordance with GAAP; (y) fairly present in all material respects the financial condition and results of operations of CTC as of the dates and for the periods indicated; and (z) were audited by independent auditors, whose reports thereon are without qualification or explanatory paragraphs. Except as set forth on
Schedule 3.6B, all of the Unaudited Financial Statements were prepared in accordance with GAAP except for the absence of full footnote disclosure and on a basis consistent with the Audited Financial Statements. With respect to the Unaudited Financial Statements and except as specifically set forth therein, there are no unusual non-recurring adjustments and all normal recurring adjustments have been made.

     3.7. Assets. Schedule 3.7 includes detailed lists of all Assets of each of the Acquired Companies which are reflected on the June 2000 Balance Sheet, including (a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable (except that such Accounts Receivable are set forth on three CD-ROMS previously delivered to NCO); (c) other current and long-term Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Except as set forth on Schedule 3.7, each of the Acquired Companies has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance. Except for the Assets listed on
Schedule 3.7, no other Assets are necessary to operate, or have been material to the operation of, the business of any of the Acquired Companies as they are currently operated.

     3.8. Obligations. Schedule 3.8 includes detailed lists of all Obligations of each of the Acquired Companies which are reflected on the June 2000 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the June 2000 Balance Sheet, including (a) accounts payable,
(b) accrued expenses and reserves, itemized by category and with appropriate explanation, (c) deferred revenues, itemized by customer and time periods, and
(d) other current and long-term liabilities. As of the date hereof, none of the Acquired Companies has any Obligations other than (i) Obligations reflected on the June 2000 Balance Sheet, (ii) Obligations set forth on Schedule 3.8, (iii) Obligations under Contracts of the type listed or not required to be listed on Schedule 3.15, provided that as of June 30, 2000, no such Obligation consisted of or resulted from a default under or violation of any such Contract, and (iv) Obligations incurred since June 30, 2000, in the ordinary course, consistent with past practices, and not in breach of any of the representations and warranties made in Section 3.9. Except as described on Schedule 3.8, none of the Obligations of any of the Acquired Companies are guaranteed by any Person.

     3.9. Operations Since June 30, 2000. Except as set forth on Schedule 3.9, from June 30, 2000 to the date of this Agreement:

         (a) Except in the ordinary course of their respective businesses consistent with its past practices, none of the Acquired Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation, (iii) made any loan or advance to any Person (excluding normal recurring compensation, benefits and expenses reimbursements due to such Persons in their capacities as employees, officers or directors of any of the Acquired Companies in the ordinary course of business consistent with past practices and excluding indebtedness described on Schedule 3.23); (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived any right or canceled any debt or claim; (viii) assumed or entered into any Contract other than this Agreement; or (ix) increased, or authorized an increase in, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives.

         (b) Even in the ordinary course of their respective businesses consistent with their respective past practices, none of the Acquired Companies made any loan to any Person (excluding normal recurring compensation, benefits and expenses reimbursements due to such Persons in their capacities as employees, officers or directors of any of the Acquired Companies in the ordinary course of business consistent with past practices and excluding indebtedness described on Schedule 3.23), acquired or disposed of any material business or material Assets or entered into any material Contract (other than customer contracts) or other material transaction.

         (c) There has been no material adverse change or material casualty loss affecting any of the Acquired Companies or their business, Assets or financial condition, and there has been no material adverse change in the financial performance of any of the Acquired Companies.

         (d) None of the Acquired Companies has (i) incurred any outstanding bank debt or notes payable; (ii) except in connection with the Agreement and the Transactions contemplated hereby, incurred any outstanding indebtedness to any current or former shareholder, director or officer of any of the Acquired Companies (excluding normal recurring compensation, benefits and expense reimbursements due to such Persons in their capacities as employees, officers or directors of any of the Acquired Companies and excluding indebtedness described on Schedule 3.23) or to any affiliate (as such term is defined for purposes of the Exchange Act) of any of the Acquired Companies or any of such company's shareholders, directors or officers; (iii) paid any dividend or made any other distribution of Cash Assets or other Assets to or on behalf of any of the shareholders of any of the Acquired Companies

(excluding normal recurring compensation, benefits and expense reimbursements due to such Persons in their capacities as employees, officers or directors of any of the Acquired Companies); or (iv) accrued any deferred bonuses or compensation due to any shareholder, employee, contractor, subcontractor or agent of any of the Acquired Companies, or paid any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on the June 2000 Balance Sheet.

         (e) None of the Acquired Companies has rejected any executory Contract, commitment or lease of non-residential real property under Section 365 of the Bankruptcy Code.

     3.10. Accounts Receivable. All Accounts Receivable listed in the three CD-ROMS delivered to NCO pursuant to Schedule 3.7 arose in the ordinary course of business, are proper and valid accounts receivable. Except as disclosed on
Schedule 3.7, there are no refunds, discounts, rights of setoff or assignment affecting any such Accounts Receivable. Except as disclosed on Schedule 3.7, proper amounts of deferred revenues appear on the books and records of each of the Acquired Companies, in accordance with GAAP, with respect to all of the Acquired Companies' (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

     3.11. Tangible Property. Each of the Acquired Companies has good and valid title to all of its Tangible Property, free and clear of any Encumbrances except as set forth in the June 2000 Balance Sheet or Schedule 3.7. Except as set forth on Schedule 3.11, all of the Tangible Property of each of the Acquired Companies is located at the offices or facilities of the Acquired Companies, except for automobiles and trucks, mobile telephones and other similar property, and each of the Acquired Companies has the full and unqualified right to require the immediate return of any of its owned Tangible Property which is not located at its offices or facilities. All material items of Tangible Property of each of the Acquired Companies, wherever located, is in working condition, ordinary wear and tear excepted, and is sufficient for the operations and business of each of the Acquired Companies as presently conducted.

     3.12. Real Property. None of the Acquired Companies owns any Real Property.
Schedule 3.12 is a list of all Real Property leased by any of the Acquired Companies ("CTC Real Property"), showing location and, as applicable, rental cost and landlord. To the knowledge of CTC, all of the CTC Real Property is structurally sound and in good condition, ordinary wear and tear excepted, and is sufficient for the current operations of the Acquired Companies. To the knowledge of CTC, none of the CTC Real Property, nor the ownership, possession, occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law to which CTC is subject, and no notice or threat from any lessor, governmental body or other Person has been received by any of the Acquired Companies or served upon CTC with respect to the CTC Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration or installations. To the knowledge of CTC, no Proceedings are pending which would adversely affect the zoning or use of any of the CTC Real Property. To the knowledge of CTC, no portion of any CTC Real Property is within an identified flood plain or other designated flood hazard area as established under any Law or otherwise by any governmental authority. To the knowledge of CTC, all of the CTC Real Property has direct legal access to, abuts, and is served by a publicly dedicated and maintained road, which road does and shall provide a valid means of ingress and egress thereto and therefrom, without additional expense. To the knowledge of CTC, all utilities necessary for the Acquired Companies, current use of the CTC Real Property, including water, gas, telephone, electricity, sanitary and storm sewers, are currently available to all of the CTC Real Property, and are adequate to serve such CTC Real Property for each of the Acquired Companies' current use thereof.

     3.13. Environmental.

           Except as set forth in Schedule 3.13:

                  (a) (i) The Acquired Companies have not caused or permitted any Hazardous Substances to be manufactured, refined, treated, discharged, disposed of, deposited or otherwise released in, on, under or from any of the CTC Real Property or any Real Property previously owned, leased, occupied, operated, managed, possessed or otherwise held by any of the Acquired Companies other than in compliance in all material respects with applicable Environmental Laws ("Former CTC Real Property"); and

                           (ii)     To the knowledge of CTC, before their lease
of any of the CTC Real Property or Former CTC Real Property, no Hazardous Substances have been manufactured, refined, treated, discharged, disposed of, deposited or otherwise released therein, thereon or therefrom other than in compliance in all material respects with applicable Environmental Laws.

                  (b) (i) The Acquired Companies have not caused or permitted any Hazardous Substances to have been stored, used, generated, transported, handled or otherwise present on any of the CTC Real Property or Former CTC Real Property, and no Hazardous Substances currently are stored, used, generated, transported, handled or, to the knowledge of CTC, otherwise present on any CTC Real Property except for (1) any concentrations or quantities that occur naturally thereon or that are present in construction materials, office equipment or other office furnishings used in the existing improvements thereon, and (2) normal quantities of those Hazardous Substances customarily used in the conduct or maintenance of general administrative and executive office activities and use and maintenance of computer systems (e.g., copier fluids and cleaning supplies), in accordance with applicable Law. Notwithstanding the foregoing exceptions, to the knowledge of CTC, no asbestos-containing materials, PCBs or urea formaldehyde are present in or on any of the CTC Real Property; and

                           (ii)     To the knowledge of CTC, before their lease
of any of the CTC Real Property or Former CTC Real Property, no Hazardous Substances were stored, used, generated, transported, handled or otherwise present thereon except for (1) any concentrations or quantities that occur naturally thereon or that are present in construction materials, office equipment or other office furnishings used in the existing improvements thereon, and (2) normal quantities of those Hazardous Substances customarily used in the conduct or maintenance of general administrative and executive office activities and use and maintenance of computer systems (e.g., copier fluids and cleaning supplies), in accordance with applicable Law.

                  (c) To the knowledge of CTC (i) all of the Former CTC Real Property and the operations of the Acquired Companies thereon were operated in material compliance with applicable Environmental Laws, and (ii) all of the CTC Real Property and the operations of the Acquired Companies thereon have been and currently are being operated in material compliance with applicable Environmental Laws. To the knowledge of CTC, there is not any radon, asbestos or PCB's or any condition with respect to surface soil, subsurface soil, ambient air, surface waters, groundwaters, leachate, run-on or run-off, stream or other sediments, wetlands or similar environmental media on, in, under, above or off any of the CTC Real Property or Former CTC Real Property, which radon, asbestos, PCB's or condition (a) requires investigation and/or remedial or corrective action on or off such CTC Real Property or Former CTC Real Property by the Acquired Companies or other owner thereof, (b) violates any permit requirements, standards or Environmental Laws, and/or (c) is reasonably likely to result in any claim for personal injury, property damage or natural resources damage or any other Proceeding against NCO, Portfolio or any of their affiliates by governmental entities or other Persons (any such radon, asbestos, PCB's or condition is referred to as an "CTC Environmental Condition"). To the knowledge of CTC, none of the Acquired Companies has taken any action or omitted to take any action that has caused or will cause a CTC Environmental Condition to exist.

                  (d) None of the Acquired Companies has received any written notice that any part of the CTC Real Property or the Former CTC Real Property or the operations of the Acquired Companies is the subject of any Proceeding or Judgment relating to environmental matters, and, to the knowledge of CTC, no part of the CTC Real Property or the Former CTC Real Property or the operations of the Acquired Companies is the subject of any Proceeding or Judgment relating to environmental matters. None of the Acquired Companies has received any written notice from any governmental authority or other Person regarding any potential claim or liability relating to environmental matters.

                  (e) To the knowledge of CTC, there is no sinkhole, coastal zone, flood plain, flood hazard area or wetlands in or on the CTC Real Property, which would restrict the continued use of the CTC Real Property as an office, data processing facility and electronic communications network facility.

                  (f) Each of the Acquired Companies has made available to NCO copies of any and all applications, correspondence, affidavits, reports, forms, maps, plans, studies and other documents relating to environmental matters in their possession, custody or control. These shall include any environmental engineering studies, any tests or testing performed on the CTC Real Property or the Former CTC Real Property, and copies of any reports issued by any government authority regarding such CTC Real Property or Former CTC Real Property.

                  (g) No Proceeding has been started, no Judgment has been issued and no Encumbrance has been created against or affecting any of the Acquired Companies or any of the CTC Real Property or Former CTC Real Property regarding any CTC Environmental Condition or arising from any Environmental Law, nor is any such Proceeding, Judgment or Encumbrance pending or anticipated.

                  (h) No information request has been received by any of the Acquired Companies pursuant to Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. or any other Environmental Laws with regard to the CTC Real Property or Former CTC Real Property or any activities conducted thereon, including off-site waste disposal.

     3.14. Software and Other Intangibles. Except for shrinkwrap and other commercially available Software, set forth on Schedule 3.14 is an accurate and complete list and description of all Software and Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Acquired Companies, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except for shrinkwrap and other commercially available Software, no other Software or Intangibles is necessary to operate the business of each of the Acquired Companies as currently operated. Except as explained on Schedule 3.14, each of the Acquired Companies has good and valid title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 3.14, free and clear of any Encumbrance (except for use restrictions contained in licensed commercially available Software). All shrinkwrap and other commercially available Software has been properly licensed and registered, and all related fees paid. With respect to the Software listed on Schedule 3.14 and except as set forth on Schedule 3.14, (a) the Acquired Companies maintain machine-readable master-reproducible copies, source code listings, technical documentation and user manuals (if any) for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (b) to the knowledge of CTC, in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (c) to the knowledge of CTC, it is written in the language set forth on Schedule 3.14, for use on the hardware set forth on Schedule 3.14 with standard operating systems; (d) to the knowledge of CTC, it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems or other Persons with whom CTC presently has service and maintenance agreements; (e) in each case, it operates in accordance with the user manual therefor without material operating defects; and (f) to the knowledge of CTC, in each case, each component of such Software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates, converts or otherwise uses dates or date-related data, will do so accurately, without any operating defects, loss of functionality or degradation in performance or volume capacity, using dates in the twentieth and twenty-first centuries, and will not be adversely affected by the advent of the twentieth century, or the transition into the twenty-first century. To the knowledge of CTC, all application Software written in-house is year 2000 compliant. To the knowledge of CTC, none of the Software or Intangibles listed on Schedule 3.14, or their respective past or current uses, including the preparation, distribution, marketing or licensing, has violated or infringed upon, or is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. To the knowledge of CTC, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on Schedule 3.14. None of the Software or Intangibles listed on Schedule 3.14 is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Acquired Companies nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

         3.15. Contracts. Schedule 3.15 is an accurate and complete list of all of the following types of Contracts which involve either future Obligations of $50,000 or more to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, or is otherwise material to any of the Acquired Companies (collectively, the "Specified Contracts"), grouped into the following categories: (a) customer or client Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any of the Acquired Companies; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of Software under which any of the Acquired Companies is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on
Schedule 3.17, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product, technology or other Intangible of any of the Acquired Companies, or any prior version thereof, or any part of the customer base, business or Assets of any of the Acquired Companies, or any shares or other ownership interests in any of the Acquired Companies (or any of their predecessors) was acquired; and (g) other material Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 3.21 and excluding this Agreement and all other Contracts entered into between any of the Acquired Companies and NCO, or among any of the Acquired Companies, NCO and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.15, and copies of each written Specified Contract have been made available to NCO. Except as set forth on Schedule 3.15, with respect to each of the Specified Contracts, none of the Acquired Companies is in default thereunder nor would be in default thereunder with the passage of time, the giving of notice, or both. Except as set forth on Schedule 3.15, to the knowledge of CTC, none of the other parties to any Specified Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.15, none of the Acquired Companies has given or received any written or oral notice of default or notice of termination with respect to any Specified Contract, and each Specified Contract is in full force and effect in accordance with its terms. The Specified Contracts are all the Contracts necessary and sufficient to operate the business of each of the Acquired Companies as it is presently conducted. Except as set forth on Schedule 3.15, there are no currently outstanding proposals or offers submitted by any of the Acquired Companies to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $25,000 in any single case or an aggregate amount or commitment exceeding $100,000 in the aggregate.

         3.16. Employees and Independent Contractors. Schedule 3.16 is a list of all of the employees of the Acquired Companies and (a) their titles or responsibilities; (b) their social security numbers; (c) their dates of hire;
(d) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Schedule 3.16 is a list of all sales representatives and independent subcontractors or contractors engaged by the Acquired Companies and (a) their payment arrangements (if not set forth in a

Contract listed or described on Schedule 3.15); and (b) brief description of their jobs or projects currently in progress. Except as limited by any Contracts listed on Schedule 3.15 and except for any limitations of general application which may be imposed under applicable employment Laws, each of the Acquired Companies has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay and benefits in accordance with such company's disclosed severance pay policy and benefits due terminated employees. Neither the Transactions, nor the termination of the employment of any employees of any of the Acquired Companies prior to or following the consummation of the Transactions could result in any of the Acquired Companies making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code. To the knowledge of CTC, each of the Acquired Companies is in full compliance in all material respects with all Laws respecting employment practices. None of the Acquired Companies has ever been a party to or bound by any union, collective bargaining or similar Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Acquired Companies. Since the respective incorporation or formation dates of each of the Acquired Companies, none of the Acquired Companies has experienced any labor problem that was or is material to it. Except as set forth on Schedule 3.16, each of the Acquired Companies' current and past employees has signed an employee or confidentiality agreement which contains certain restrictive covenants substantially in the form attached to Schedule 3.16. Except as set forth on Schedule 3.16, each of the Acquired Companies' current and past contractors or consultants has signed agreements with the Acquired Companies containing restrictions that protect the proprietary and confidential information of the Acquired Companies and vest in the Acquired Companies the full ownership of items developed by such contractor. Except as indicated on
Schedule 3.16, since January 1, 2000, to the knowledge of CTC, no employee of any of the Acquired Companies having an annual salary of $50,000 or more has indicated an intention to terminate or has terminated his or her employment with such company. To the knowledge of CTC, the Transactions will not adversely affect relations with any material employee of the Acquired Companies.

         3.17. Employee Benefit Plans. Schedule 3.17 sets forth an accurate and complete list of all of CTC's Employee Benefit Plans to which any Acquired Company is bound (collectively referred to as "CTC's Employee Benefit Plans"). Except as set forth on Schedule 3.17, none of the Acquired Companies has (a) established, maintained or contributed to (or has been obligated to contribute to) any Employee Benefit Plans, (b) proposed any Employee Benefit Plans which it plans to establish or maintain or to which it plans to contribute, or (c) proposed any changes to any Employee Benefit Plans now in effect. Accurate and complete copies of all of CTC's Employee Benefit Plans, a list of all employees affected or covered by CTC's Employee Benefit Plans, and all Obligations thereunder have been made available to NCO. If permitted and/or required by applicable Law, the Acquired Companies have properly submitted all of CTC's Employee Benefit Plans in good faith to meet the applicable requirements of ERISA and/or the Code to the Internal Revenue Service (the "IRS") for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to Schedule 3.17. With respect to CTC's Employee Benefit Plans, the Acquired Companies will have made, on or before the Closing Date, all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. CTC has made available to NCO an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of CTC's Employee Benefit Plans and the most current actuarial report, if any, with regard to any of CTC's Employee Benefit Plans. All of CTC's Employee Benefit Plans are, and have been, operated in material compliance with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. The Acquired Companies and all fiduciaries of CTC's Employee Benefit Plans have complied in all material respects with the provisions of CTC's Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to the Transactions contemplated by this Agreement) of any of CTC's Employee Benefit Plans. There would be no Obligation of any of the Acquired Companies under Title IV of ERISA if any of CTC's Employee Benefit Plans were terminated as of the Closing Date. As a result of any action or inaction prior to Closing by any of the Acquired Companies, none of the Acquired Companies has incurred, nor will incur, any withdrawal liability, nor do any of the Acquired Companies have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code). None of the Acquired Companies has incurred, or will incur, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto). Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (x) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from any of the Acquired Companies under any of CTC's Employee Benefit Plans,
(y) increase any benefits otherwise payable under any of CTC's Employee Benefit Plans, or (z) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no pending Proceedings that have been asserted or instituted against any of CTC's Employee Benefit Plans, the Assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of CTC, there are no facts which could form the basis for any such Proceeding. There are no investigations or audits of any of CTC's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or, to the knowledge of CTC, threatened, and, to the knowledge of CTC, there are no facts which could form the basis for any such investigation or audit. Except as disclosed in Schedule 3.17, no event has occurred nor will occur which will result in any of the Acquired Companies having an Obligation in connection with any Employee Benefit Plan established, maintained, contributed to or to which there has been as obligation to contribute (currently or previously) by it or by any other entity which, together with any of the Acquired Companies, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA),
(iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

         3.18. [Intentionally Omitted]

         3.19. Taxes. Schedule 3.19 is an accurate and complete list of all federal, state, local, foreign and other Tax returns and reports (including information returns) (collectively "Returns") filed by each of the Acquired Companies with respect to its last two fiscal years. Accurate and complete copies of all federal, state, local and foreign income, sales, use and other Tax Returns filed by each of the Acquired Companies with respect to its last five fiscal years have been made available to NCO. Except as explained on Schedule 3.19, (a) each of the Acquired Companies has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed in all material respects; (b) each of the Acquired Companies has properly withheld from payments to its employees, agents, representatives, contractors and suppliers all amounts required by Law to be withheld for Taxes;
(c) each of the Acquired Companies has paid all Taxes required to be paid by it;
(d) no audit of any of the Acquired Companies by any governmental taxing authority has ever been conducted, is currently pending or, to the knowledge of CTC, is threatened; (e) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by any of the Acquired Companies, and there is no reasonable basis for any Tax deficiency or adjustment to be assessed against any of the Acquired Companies; and (f) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against any of the Acquired Companies. None of the Acquiring Companies is a party to any tax allocation or sharing agreement. None of the Acquired Companies has been a member of an affiliated group filing a consolidating Federal income tax return (other than a group, the common parent of which is CTC, or has any liability for the Taxes of any person or entity other than the Acquired Companies under Treasury Regulations ss.1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise). Subsequent to January 1, 2000, the Acquired Companies have not been a party to any distribution described in ss.355(e)(2)(A)(i) of the Code.

         3.20. Proceedings and Judgments. Except as described on Schedule 3.20 and other than routine ordinary course collection related Proceedings, (a) no Proceeding is currently pending or, to the knowledge of CTC, threatened, nor has any Proceeding occurred at any time since January 1, 1999, to which any of the Acquired Companies is or was a party, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected;
(b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1999, against any of the Acquired Companies, or by which any of the Acquired Companies or any Assets or business of any of the Acquired Companies is or was affected; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of CTC, threatened by or against any of the Acquired Companies at any time since January 1, 1999, and, to the knowledge of CTC, there is no basis for any such claim. As to each matter described on Schedule 3.20, accurate and complete copies of all pertinent pleadings, Judgments, orders, correspondence and other legal documents have been made available to NCO.

         3.21. Insurance. Schedule 3.21 is an accurate and complete list of all Insurance Policies (excluding Insurance Policies that constitute CTC's Employee Benefit Plans described on Schedule 3.17) owned or maintained by any of the

Acquired Companies and/or any of their predecessors at any time since January 1, 2000. Except as indicated on Schedule 3.21, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. None of the Acquired Companies has received written or oral notice of cancellation with respect to any such current Insurance Policy, and, to the knowledge of CTC, there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Except as indicated on Schedule 3.21, accurate and complete copies of all Insurance Policies described on Schedule 3.21 have been made available to NCO. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 3.21. Except as described on
Schedule 3.21, there are no claims that are pending under any of the Insurance Policies described on Schedule 3.21.

         3.22. Questionable Payments. Except as set forth on Schedule 3.22, none of the Acquired Companies or, to the knowledge of CTC, none of the current or former partners, owners, shareholders, members, directors, executives, officers, representatives, agents or employees of any of the Acquired Companies (when acting in such capacity or otherwise on behalf of any of the Acquired Companies or any of their predecessors), (a) has used or is using any corporate funds (i) for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity or, (ii) to the knowledge of CTC, in violation of customer policies and/or rules; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time since January 1, 1997, any false or fictitious entries on the books and records of any of the Acquired Companies;
(f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of any of the Acquired Companies; or (g) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of any of the Acquired Companies. The statements made in that certain Declaration of Joseph K. Rensin dated August 31, 2000 to the Bankruptcy Court are true and correct.

         3.23. Related Party Transactions. Except as described on Schedule 3.23 and except for any Contracts listed on Schedule 3.15, there are no real estate leases, personal property leases, loans, portfolio purchases and/or sales, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Acquired Companies and any current or former partner, owner, shareholder, member, director, officer or controlling Person of any of the Acquired Companies (or any of their respective predecessors).

         3.24. Brokerage Fees. Except as set forth on Schedule 3.24, no Person acting on behalf of any of the Acquired Companies or any of the CTC shareholders is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.

         3.25. Investment Company. CTC is not an investment company within the meaning of Section 368(a)(2)(F)(iii)) and (iv) of the Code.

         3.26. SEC Filings. Except as set forth on Schedule 3.26, CTC has filed all reports, proxy statements, forms and other documents required to be filed with the SEC since January 1, 1999 and prior to the date of this Agreement ("CTC SEC Documents"). As of their respective dates, CTC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CTC SEC Documents (including Rule 10b-5 under the Exchange Act and the applicable accounting rules and regulations of the SEC).

         3.27. Full Disclosure. No representation or warranty made by CTC in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to NCO and Portfolio in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be material to NCO's or Portfolio's understanding thereof in any respect. There is no fact known to CTC or any of its subsidiaries, that has not been disclosed to NCO in the Schedules to this Agreement or otherwise in writing, that was or is or, so far as either CTC or any of its subsidiaries can reasonably foresee will have, a material adverse effect on any of the Acquired Companies, the business, the Assets or financial condition of any of the Acquired Companies or the ability of CTC to perform its obligations under this Agreement.

                 SECTION 4 Representations of NCO and Portfolio

         Knowing that CTC relies thereon and except as set forth in the Schedules delivered by NCO and Portfolio to CTC prior to the execution of this Agreement (and subject to Section 6.5 hereof), NCO and Portfolio, jointly and severally, represent and warrant to CTC as of the date of this Agreement and the Closing Date, and covenant with CTC, as set forth below in each provision of this Section 4:

         4.1. Organization. Each of NCO, Portfolio and NCOFS is a corporation that is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective incorporation. NCO, NCOFS and Portfolio each possess the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into and perform this Agreement. Each of NCOFS and Portfolio is a wholly-owned subsidiary of NCO and Portfolio has no subsidiaries.

         4.2. Agreement. Each of NCO's, Portfolio's and NCOFS's execution, delivery and performance of this Agreement, and its consummation of the Transactions, (a) have been duly authorized by all necessary corporate actions by their respective boards of directors, and shareholders; (b) do not constitute a violation of or default under their respective charters or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which NCO, Portfolio or NCOFS is a party or by which NCO, Portfolio or NCOFS is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to their respective businesses or Assets, or to the Transactions; (e) do not accelerate or otherwise modify any material Obligation of NCO and Portfolio; and (f) except for the consent of Mellon Bank, N.A., for itself and as administrative agent for the other participating lenders, and except as stated on Schedule 4.2, do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of NCO, Portfolio and NCOFS, enforceable against each of them in accordance with its terms.

         4.3.  SEC Filings.

               (a) NCO has filed all reports, proxy statements, forms and other documents required to be filed with the SEC since January 1, 1999 and prior to the date of this Agreement ("NCO SEC Documents"). As of their respective dates, NCO SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NCO SEC Documents (including Rule 10b-5 under the Exchange Act and the applicable accounting rules and regulations of the SEC).

               (b) The consolidated financial statements of NCO included in the NCO SEC Documents (i) have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the related notes and schedules thereto) and (ii) fairly present in all material respects the consolidated financial position of NCO and its consolidated subsidiaries as of the dates thereof, and the results of its operations and its cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments, none of which was material and that, in the case of financial statements included therein which reflect an acquisition accounted for as a purchase, the financial statements for the period succeeding the acquisition are presented on a different basis of accounting than the period prior to the acquisition and are not directly comparable).

         4.4. Absence of Changes. Except as disclosed in the NCO SEC Documents, since the date of the most recent consolidated balance sheet included in the NCO SEC Documents, there has not been a material adverse change as to NCO and its subsidiaries.

         4.5. Authorization for Portfolio Common Stock. NCO and Portfolio will take all necessary corporate action prior to the Closing Date to permit it to issue the number of shares of Portfolio Common Stock required to be issued pursuant to this Agreement. All shares of Portfolio Common Stock issued pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. All shares of Portfolio Common Stock issued pursuant to this Agreement will, when issued, be registered or exempt from registration under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities Laws.

         4.6. Compliance with Law. The operations of Portfolio, the conduct of the business of Portfolio, as and where such business has been or presently is conducted, and the ownership, possession and use of the assets of Portfolio have complied and currently do comply in all material respects with all applicable Laws.


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

         4.7. Full Disclosure. No representation or warranty made by NCO or Portfolio in this Agreement or pursuant hereto (a) contains any untrue statement of material fact; or (b) omits to state any material fact that is necessary to make the statements made, in light of the circumstances under which they are made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to CTC by NCO or Portfolio in connection with the Transactions, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to CTC's understanding thereof in any respect. There is no fact known to NCO or Portfolio that has not been disclosed to CTC in the Schedules to this Agreement or otherwise in writing, that was or is, or so far as either NCO or Portfolio can reasonably foresee will have, a material adverse effect on Portfolio or NCOFS, the business, the Assets or financial condition of either or the ability of NCO, Portfolio or NCOFS to perform their obligations under this Agreement.

         4.8. Capital Stock and Ownership. As of the date of this Agreement, the authorized capital stock of Portfolio consists of: 1,000 shares of Portfolio Common Stock, of which 1,000 shares are issued and outstanding, are owned of record and beneficially by NCO and no shares are issued but not outstanding. There are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of, Portfolio. There exists no right of first refusal or other preemptive right with respect to Portfolio, or the stock, business or Assets of Portfolio.

         4.9. Financial and Corporate Records. The books and records of Portfolio are and have been prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects all of the material Assets and Obligations of Portfolio and all material Contracts and other material transactions to which Portfolio is or was a party or by which Portfolio or the business or Assets of Portfolio is or was affected.

         4.10. Assets. Schedule 4.10 lists all Assets of Portfolio which are reflected on the "Portfolio June 30, 2000 Balance Sheet" including (a) Cash Assets; (b) Accounts Receivable; (c) other current Assets, itemized by category;
(d) Tangible Property, grouped as to type; and (e) Software and Intangibles. Except as set forth on Schedule 4.10, Portfolio has good and valid title to all of its respective Assets which are owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance. As of June 30, 2000, except for the Assets listed on Schedule 4.10, no other Assets are necessary to operate the business of Portfolio as it is currently operated.

         4.11. Obligations. Schedule 4.11 includes detailed lists of all Obligations of Portfolio which are reflected on the Portfolio June 30, 2000 Balance Sheet, itemized by balance sheet account, including (a) accounts payable, (b) accrued expenses and reserves, (c) deferred revenues, and (d) other current and long-term liabilities. As of the date of this Agreement, Portfolio has no Obligations other than (i) Obligations reflected on the Portfolio June 30, 2000 Balance Sheet, (ii) Obligations set forth on Schedule 4.11, (iii) Obligations under Contracts of the type listed or not required to be listed on
Schedule 4.13, provided that as of June 30, 2000, no such Obligation consisted of or resulted from a default under or violation of any such Contract, and (iv)


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

Obligations incurred since June 30, 2000, in the ordinary course, consistent with past practices. Except as described on Schedule 4.11, none of the Obligations of Portfolio are guaranteed by any Person nor, as of the Closing Date, will Portfolio guarantee the Obligations of any Person.

         4.12. Operations Since June 30, 2000. From June 30, 2000 to the date of this Agreement, Portfolio has only been operated in the ordinary course of business consistent with past practices.

         4.13. Contracts. Schedule 4.13 contains a list that is accurate and complete in all material respects of all of the Contracts which involve either future Obligations of $500,000 or more to which Portfolio is a party or by which Portfolio is bound, or is otherwise material to Portfolio (collectively the "Portfolio Specified Contracts"). A description of each oral Portfolio Specified Contract is included on Schedule 4.13, and a copy of each written Portfolio Specified Contract has been made available to CTC. Except as set forth on
Schedule 4.13, with respect to each of the Portfolio Specified Contracts, Portfolio is not in default thereunder nor would it be in default thereunder with the passage of time, the giving of notice, or both. Except as set forth on
Schedule 4.13, to the knowledge of NCO, none of the other parties to any Portfolio Specified Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 4.13, Portfolio has not given or received any written or oral notice of default or notice of termination with respect to any Portfolio Specified Contract, and each Portfolio Specified Contract is in full force and effect in accordance with its terms. The Portfolio Specified Contracts are all the Contracts necessary and sufficient to operate the business of Portfolio as it is presently conducted. Except as set forth on Schedule 4.13, there are no currently outstanding proposals or offers submitted by Portfolio to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of such company involving an amount or commitment exceeding $25,000 in any single case or an aggregate amount or commitment exceeding $150,000 in the aggregate.

         4.14. Proceedings and Judgments. Other than routine ordinary course collection related Proceedings, (a) no Proceeding is currently pending or, to the knowledge of NCO or Portfolio, threatened, nor has any Proceeding occurred at any time since January 1, 1999 to which Portfolio is or was a party, or by which Portfolio or any Assets or business of Portfolio is or was affected; (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1999, against Portfolio, or by which Portfolio or any Assets or business of Portfolio is or was affected; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of NCO or Portfolio, threatened by or against Portfolio at any time since January 1, 1999, and, to the knowledge of NCO and Portfolio, there is no basis for such claim.

              SECTION 5 Certain Obligations of CTC Pending Closing

         5.1. Conduct of Business. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of NCO and except as otherwise provided on Schedule 5.1 hereto:

               (a) Each of the Acquired Companies shall, (i) conduct their respective businesses in the ordinary course consistent with past practice, (ii) not make any material change in their business practices, and (iii) use their reasonable best efforts to preserve their business organization intact, keeping available the services of their current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with the Acquired Companies.

               (b) Even in the ordinary course of its business consistent with its past practices, none of the Acquired Companies shall, (i) create or assume any Encumbrances upon any of their businesses or Assets, (ii) incur any Obligation, (iii) make any loan or advance (excluding normal recurring compensation, benefits and expense reimbursements due to such Person in their capacities as employees, officers or directors of any of the Acquired Companies in the ordinary course of business consistent with past practices and excluding indebtedness described on Schedule 3.23), (iv) assume, guarantee or otherwise become liable for any Obligation of any other Person, (v) commit for any capital expenditure, (vi) reject any executed Contract, commitment or lease of non-residential real property under Section 365 of the Bankruptcy Code, (vii) purchase, lease, sell, abandon or otherwise acquire or dispose of any business or Assets, (viii) waive any right or cancel any debt or claim, (ix) assume or enter into any Contract other than this Agreement (and any other Contract contemplated herein) or, (x) except for amendments to existing employment agreements which have been approved prior to the date hereof by NCO, increase, or authorize an increase in, the rate of compensation, the compensation or benefits paid or provided to any of their directors, officers, employees, salesmen, agents or representatives, involving, in any single case, an amount exceeding $10,000 or, in the aggregate, an amount exceeding $100,000 or such greater amount as shall have been agreed to by NCO.

               (c) Except for borrowings under that certain DIP facility with Sunrock Capital Corporation dated June 22, 2000, even in the ordinary course of their business consistent with their past practices except for ordinary operating expenses, none of the Acquired Companies shall, borrow or lend any funds, purchase any goods or services, lease any equipment, incur any debt, Obligation, or enter into any Contract (excluding Customer Contracts and related commitments entered into in the ordinary course of business consistent with past practices) or other transaction involving, in any single case, an amount exceeding $10,000 or, in the aggregate, an amount exceeding $50,000 or such greater amount as shall have been agreed to by NCO.

               (d) None of the Acquired Companies shall, (i) permit or cause a material breach or material default by them under any of their Contracts, Insurance Policies, licenses or Permits, (ii) adopt or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan, (iii) except as permitted by Section 5.6 hereof, participate in any merger, consolidation or reorganization, (iv) begin to engage in any new type of business, (v) acquire


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

the business or any bulk assets of any other Person, (vi) completely or partially liquidate or dissolve, or (vii) terminate any substantial part of their business.

               (e) Each of the Acquired Companies shall, (i) maintain their Real Property and Tangible Property in working condition and repair, ordinary wear and tear excepted, (ii) maintain their Insurance Policies and Permits in full force and effect or enter into substantially similar replacement policies, (iii) repair, restore or replace any of their material Assets that are damaged, destroyed, lost or stolen, (iv) comply with all applicable Contracts, Permits and Laws, (v) properly file all Tax returns, annual reports and other returns and reports required to be filed by them, and (vi) fully pay when due all Taxes and fees payable by them.

               (f) Each of the Acquired Companies shall, maintain their corporate existence and good standing in their respective jurisdictions of incorporation and their good standing in each jurisdiction where they are currently qualified as a foreign corporation. None of the Acquired Companies shall amend their certificates of incorporation or bylaws.

               (g) None of the Acquired Companies shall, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract Rights with respect to, any shares of CTC Stock, or any other capital stock or other securities or interests of the Acquired Companies, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights.

               (h) Except with respect to the conversion and/or exercise of currently outstanding warrants and/or stock options, CTC shall not sell, assign, give, pledge or otherwise transfer, dispose of or encumber any shares of the CTC Stock, or any other capital stock or other securities of CTC owned or held by it.

               (i) The Acquired Companies shall not enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 5.1 or any other provisions of this Agreement or the Plan.

         5.2. Interim Financial Statements. For each calendar month that ends between June 30, 2000 and the Closing Date, CTC shall, promptly prepare and deliver to NCO monthly financial statements consistent with past practice.

         5.3. NCO's Due Diligence Investigation. Between the date of this Agreement and the Closing Date, the Acquired Companies shall (a) upon reasonable prior notice to CTC, permit NCO and its authorized representatives to have reasonable access to the Acquired Companies' facilities and offices during normal business hours, to observe the Acquired Companies' operations, to meet with the Acquired Companies' officers and employees, and to audit, examine and copy the Acquired Companies' files, books and records and other documents and papers at Portfolio's expense, and (b) provide to NCO and its authorized representatives all information concerning the Acquired Companies' business, Assets and financial condition and the CTC Common Stock that NCO reasonably requests. All such information to which NCO and its representations are given access shall be subject to the Confidentiality Agreement between CTC and NCO dated as of June 28, 2000 (the "Confidentiality Agreement").

         5.4. Consents. Between the date of this Agreement and the Closing Date, each of the Acquired Companies shall in good faith use their best efforts to obtain all Consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material Contract to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound, and to give the notices and make the filings described on Schedule 3.2.

         5.5.  Bankruptcy Court Approval.

               (a) Promptly after the date hereof, CTC shall file the Plan of Reorganization with the Bankruptcy Court in the form of Exhibit B hereto (the "POR") seeking, among other things, the entry of an order of the Bankruptcy Court (the "Bankruptcy Court Order") that authorizes the Merger and the related transactions contemplated by this Agreement and confirmation of the POR. The Bankruptcy Court Order and the POR must be in form and substance satisfactory to NCO; provided, however, that CTC may make non-material changes to the POR without the consent of NCO. Notwithstanding the foregoing and without limiting the foregoing materiality standard contained herein, CTC agrees that each of the following changes to the POR (and the Bankruptcy Court Order to the extent the same effectuates a change in the POR) shall be subject to the prior written approval of NCO: (i) any increases in the payments or distributions to be received by unsecured creditors or equity holders; (ii) any changes to any of the release provisions contained in the POR; (iii) the addition of any class of claims or equity interests, deletion of any class of claims or equity interests or the reclassification of an equity interest or claim; (iv) the assumption or rejection of executory contracts; (v) any changes to the conditions to the Effective Date of the POR or any deadlines relating to the entry of any orders, Confirmation Date or Effective Date under the POR; (vi) any change to the POR which would make the same inconsistent with the terms and provisions of this Agreement; (vii) any material change to the treatment or classification of the beneficiaries under the Litigation Trust; (viii) any changes affecting the Services Agreement or the ability to assume any existing servicing agreements and assignment of the same to NCOFS; or (ix) the treatment of the Secured Claim of Sunrock. Items (i) - (ix) above shall in no way be deemed a limitation on the "materiality" provision contained herein and NCO reserves its rights as to any other changes and as to whether the same are material.

               (b) Promptly after the filing of the POR, CTC shall use its best efforts to obtain a hearing thereon to approve the Disclosure Statement for the POR and confirmation of the POR at the earliest permissible date after expiration of the applicable notice period. Upon obtaining a hearing date, CTC shall give notice of the POR and the hearing thereon as and when required by applicable provisions of the Bankruptcy Laws and orders of the Bankruptcy Court. CTC shall promptly deliver to NCO copies of all such notices and shall notify NCO of any and all objections to or Bankruptcy Pleadings relating to the POR promptly after CTC's receipt or learning thereof and provide NCO with copies thereof. CTC shall use its best efforts to obtain the prompt entry of the Bankruptcy Court Order.

         5.6. Acquisition Proposals. Between the date of this Agreement and the Closing Date, neither CTC, nor any officer, employee, representative or agent of any of the Acquired Companies shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than NCO and its officers, employees, representatives and agents) concerning any bulk sale of any of the Assets of the Acquired Companies (other than with respect to the conversion and/or exercise of currently outstanding warrants and/or stock options), any sale of shares of capital stock or other securities of any of the Acquired Companies (other than with respect to the conversion and/or exercise of currently outstanding warrants and/or stock options), or any merger, consolidation or similar transaction involving any of the Acquired Companies (any of the foregoing is referred to herein as an "Acquisition Proposal"). CTC shall immediately advise NCO of, and communicate to NCO the terms of, any such inquiry or proposal received by any of the Acquired Companies. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent CTC or its Board of Directors from (a) seeking exit financing in connection with a "stand-alone" plan of reorganization so long as CTC or its Board of Directors does not proceed with such plan until this Agreement has been terminated in accordance with Section 11.1 hereof (b) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (c) engaging in any discussions or negotiations with or providing any information to any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, or (d) recommending such an unsolicited bona fide written Acquisition Proposal under Bankruptcy Law if, and only to the extent that, with respect to the actions referred to in clauses (c) or (d): (i) its Board of Directors concludes in good faith (after consultation with its outside legal counsel and its financial advisor) that taking such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and would if consummated result in a transaction more favorable to its shareholders from a financial point of view than the Transactions (any such Acquisition Proposal being referred to herein as a "Superior Proposal"); (ii) its Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for the Board of Directors to comply with its fiduciary duty to its shareholders under applicable Law; and (iii) prior to providing any information or date to any Person in connection with a Superior Proposal by such Person, its Board of Directors shall have received from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement.

         5.7. Advice of Changes. Between the date of this Agreement and the Closing Date, CTC shall promptly advise NCO, in writing, of any fact of which any of them obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of CTC contained in this Agreement). For purposes of determining the accuracy of representations and warranties of CTC contained in this Agreement for the purpose of determining the fulfillment of the condition set forth in Section 9, the Schedules delivered by CTC shall be deemed to include only that information contained therein on the date of this Agreement and such additional information related to such actions that the Acquired Companies are permitted or authorized to take pursuant to
Section 5.1 hereof, and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto (except to the extent such information relates to actions permitted or authorized under Section 5.1 hereof).

         5.8. Best Efforts. CTC shall use its best efforts to consummate the Merger, the POR and the other Transactions as of the earliest practicable date. Subject to Section 5.6, CTC shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         5.9. Hart-Scott-Rodino. CTC shall promptly make or cause to be made the required filings by it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), regarding the Merger and shall provide a copy thereof to NCO. CTC will coordinate and cooperate with NCO in exchanging such information, and will provide such reasonable assistance as NCO may request, in connection with the filings by NCO and Portfolio under the HSR Act. CTC will supply NCO with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) that it or its representatives receive in connection with its HSR Act filing.

         5.10. SEC Reports. Between the date of this Agreement and the Closing Date, CTC shall file all reports and other filings required to be filed by it under the Exchange Act (including all required reports and other filings not filed as of the date hereof), and CTC shall deliver to NCO, promptly after they become available, all registration statements, proxy statements, reports and other filings, and all amendments thereto, that CTC files with the SEC.

       SECTION 6 Certain Obligations of NCO and Portfolio Pending Closing

         6.1. Corporate Status. Between the date of this Agreement and the Closing Date or termination of the Agreement, except with the prior written consent of CTC and except as otherwise provided on Schedule 6.1 attached hereto:

               (a) NCO, NCOFS and Portfolio each shall maintain their corporate existence and good standing in the Commonwealth of Pennsylvania and the State of Delaware, as the case may be, and shall not amend their charters or bylaws in any manner that would be inconsistent with its obligations under this Agreement or the Plan.

               (b) Neither NCO, NCOFS or Portfolio shall not enter into any Contract that commits them to take any action or omit to take any action that would be inconsistent with any of the provisions of this Agreement or the Plan.

               (c) Portfolio shall (i) conduct its business in the ordinary course consistent with past practice, (ii) not make any material change in its practices, and (iii) use its reasonable best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with Portfolio.

         6.2. CTC Due Diligence Investigation. Between the date of this Agreement and the Closing Date, NCO and Portfolio shall (and shall cause NCOFS to) (a) upon reasonable prior notice to NCO and Portfolio, permit CTC and its


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

authorized representatives to have reasonable access to Portfolio's and NCOFS's facilities and offices during normal business hours, to observe Portfolio's and NCOFS's operations, to meet with Portfolio's and NCOFS's officers and employees, and to audit, examine and copy Portfolio's files, books and records and other documents and papers at CTC's expense, and (b) provide to CTC and its authorized representatives all information concerning Portfolio's and NCOFS's business, Assets and financial condition and the Portfolio Common Stock that CTC reasonably requests. All such information to which CTC and its representatives are given access shall be subject to the Confidentiality Agreement.

         6.3. Consents. Between the date of this Agreement and the Closing Date, NCO and Portfolio shall in good faith use their best efforts to obtain all Consents and approvals of all Persons necessary to permit the Merger and the other Transactions to be consummated, and to give the notices and make the filings, described in Section 4.2.

         6.4. SEC Reports. Between the date of this Agreement and the Closing Date, NCO shall file all reports and other filings required to be filed by it under the Exchange Act, and NCO shall deliver to CTC promptly after they become available, all registration statements, proxy statements, reports and other filings, and all amendments thereto, that NCO files with the SEC.

         6.5. Advice of Changes. Between the date of this Agreement and the Closing Date, NCO and Portfolio shall promptly advise CTC, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed pursuant to a representation or warranty in this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of NCO and/or Portfolio contained in this Agreement). For purposes of determining the accuracy of representations and warranties of NCO and Portfolio contained in this Agreement and for the purpose of determining the fulfillment of the conditions set forth in Section 8, the Schedules delivered by NCO and Portfolio shall be deemed to include only that information contained therein on the date of this Agreement and such additional information related to such actions that Portfolio is permitted or authorized to take pursuant to
Section 6.1 hereof, and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto (except to the extent such information relates to actions permitted or authorized under Section 6.1 hereof).

         6.6. Best Efforts. NCO and Portfolio shall use their best efforts to consummate the Merger, the POR and the other Transactions as of the earliest practicable date (including amending the Articles of Incorporation of Portfolio to allow for the issuance of Surviving Corporation Common Stock as set forth in
Section 2 hereof), and neither NCO nor Portfolio shall take, or cause to be taken, or to the best of their ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions.

         6.7. Hart-Scott-Rodino. NCO and Portfolio shall promptly make or cause to be made (at its own expense) the required filings by it under the HSR Act regarding the Merger. NCO will coordinate and cooperate with CTC in exchanging such information, and will provide such reasonable assistance as CTC may request, in connection with the filings by CTC under the HSR Act. NCO will supply CTC with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) that it or its representatives receive in connection with its HSR Act filing.

         6.8. NASDAQ Listing. NCO shall (with the full cooperation and assistance of CTC) use its reasonable best efforts to cause the shares of Portfolio Common Stock to be issued in the Merger to be listed on the NASDAQ National Market System subject to notice of official issuance thereof.

         6.9. Employee Benefits. Following the Effective Date, NCO shall cause the Surviving Corporation to provide benefits to such employees which are comparable to those provided to similarly situated employees of NCO from time-to-time.

         6.10. Purchase of CTC Call Center. NCO shall cause NCOFS to (and NCOFS shall) (i) purchase all non-leased assets (i.e., excluding, however, the items set forth in 4.3 of the Plan) of the Call Center Operations of CTC (the "Call Center") for a cash purchase price equal to the net book value of the Call Center assets and liabilities but not less than $1 million, (ii) assume or enter into a new agreement with the landlord for the lease of the 1705 Whitehead Road facility of CTC and/or such other real or personal property leases which may include those set forth in 4.3 of the Plan, all as mutually agreed to by CTC and NCO, and (iii) assume the obligations of CTC relating to the Call Center employees as of the Closing Date (but excluding any WARN Act claims or similar claims of any state, city, municipality relating to the termination of employees), in each case prior to or at the Closing.

         6.11. Portfolio Net Book Value. As of the Closing Date, NCO shall cause the net book value of Portfolio to be $25 million consisting of portfolio receivables with a net book value of at least $15 million and cash equal to the difference between $25 million and the net book value of such portfolio receivables; provided, however, in no event will Portfolio's assets immediately after the Closing Date consist of less than $10 million cash inclusive of the cash put into Portfolio under Section 6.10 hereof, and (i) to the extent such cash is less than $10 million, NCO shall have agreed to make cash available to the Surviving Corporation to cover such shortfall which may include a loan from NCO and (ii) to the extent the net book value of Portfolio exceeds $25 million, as of the Closing Date, any such excess shall be either paid to NCO in cash at Closing or, if sufficient cash is not then available, paid to NCOG pursuant to a mutually agreed upon interest bearing six month promissory note.

                 SECTION 7 Additional Covenants of the Parties

         7.1.  Disclosure Statement.

               (a) As promptly as practicable following the date of this Agreement, NCO and CTC shall prepare the Disclosure Statement (such Disclosure Statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to CTC's shareholders, is herein called the "Disclosure Statement"). CTC will (i) promptly after the Disclosure Statement is cleared by the Bankruptcy Court mail the Disclosure Statement to its shareholders; (ii) use its best efforts to obtain the necessary approvals of the Merger and POR and (iii) otherwise comply with all legal requirements applicable to the approval of the POR. CTC agrees to provide NCO with all comments or correspondence received from the Bankruptcy Court as to the Disclosure Statement and NCO and CTC shall prepare responses to any such comments or correspondence as required to have the Disclosure Statement cleared by the Bankruptcy Court as soon as possible.

               (b) The Board of Directors of CTC shall recommend approval of the merger of CTC with and in Portfolio in accordance with this Agreement and the POR.

         7.2. Tax Free Reorganization. CTC and NCO agree not to take or cause to be taken any actions that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 8 Conditions Precedent to CTC's Closing Obligations

         Each obligation of CTC to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by CTC in writing.

         8.1. NCO's and Portfolio's Representations. All representations, warranties and certifications made by NCO and/or Portfolio in this Agreement or pursuant hereto shall not have been false or misleading in any material respects, and CTC shall have received a certificate signed by an executive officer of NCO and of Portfolio to that effect.

         8.2. NCO's and Portfolio's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by NCO and/or Portfolio on or before the Closing Date (including, but not limited to, the obligations set forth in Section 10.3) shall have been substantially satisfied or performed in all material respects, and CTC shall have received a certificate signed by an executive officer of NCO and of Portfolio to that effect.

         8.3. Absence of Proceedings. No Proceeding shall have been instituted (excluding any Proceeding instituted by or on behalf of CTC), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

         8.4. Hart-Scott-Rodino. All applicable waiting periods with respect to the Transactions shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any material assets in order to consummate such Transactions, or (b) taken any actions to prohibit the consummation of such Transactions.

         8.5. Approval of POR. The POR shall have been duly approved in accordance with applicable Law.

         8.6. Board Seat. The designee of Joseph K. Rensin (subject to the consent of NCO, such consent not to be unreasonably withheld) for a two-year term shall have been elected to the Board of Directors of the Surviving Corporation, effective as of the Effective Date of the Merger.

         8.7. Consulting Agreement. Joseph K. Rensin and Portfolio shall have entered into the Consulting Agreement in the form of Exhibit A.

         8.8. Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting Portfolio or its business, Assets or financial condition, between the date of this Agreement and the Closing Date.

         8.9. Listing of Portfolio Common Stock. The shares of Portfolio Common Stock issuable in accordance with the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

         8.10. Tax Opinion. CTC shall have received an opinion of Blank Rome Comisky & McCauley LLP, counsel to NCO, in form and substance reasonably satisfactory to CTC, dated as of the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and, accordingly, for United States federal income tax purposes, that:

               (a) no gain or loss will be recognized by CTC, NCO or Portfolio as a result of the Merger;

               (b) no gain or loss will be recognized by any shareholder of CTC whose shares (but not options and/or warrants as set forth in Section 2.10 thereof) are exchanged solely for Portfolio Common Stock pursuant to the Merger;

               (c) the tax basis of Portfolio Common Stock received by a holder of shares in the Merger (but not options and/or warrants as set forth in Section
2.10. thereof) will be the same as the tax basis of the shares surrendered in exchange therefor; and

               (d) the holding period of the shares of Portfolio Common Stock received by a holder of shares in the Merger (but not options and/or warrants as set forth in Section 2.10 thereof) will include the period during which such shares surrendered in exchange therefor were held, provided that such shares were held as capital assets at the Closing Date.

         In rendering such opinion, such firm may require and rely upon representations contained in the tax representation letters delivered to it by NCO, Portfolio and CTC, and such other certificates from such other Persons as such firm may reasonably require. Such an opinion may contain such further assumptions and qualifications as are customary in legal opinions concerning federal income taxation.

         8.11. Purchase of CTC Call Center As of the Closing Date, NCOFS shall have complied with Section 6.10 hereof.

         8.12. Portfolio Net Book Value As of the Closing Date, the net book value of Portfolio shall comply with the provisions of Section 6.11.

         8.13. Services Agreement. Portfolio and NCOFS shall have entered into the ten-year Services Agreement in the form of Exhibit C to this Agreement (the "Services Agreement").

         8.14. NCO Letter. Except as otherwise required by NCO's financing agreements, CTC shall have received from NCO a letter stating that it will not sell, assign, give, pledge or otherwise transfer or dispose of any of its shares of capital stock or other securities of the Surviving Corporation until 90 days after the Closing Date (the "Affiliate Restriction Period").

         8.15. Credit Facility. A credit facility with aggregate availability of at least $50 million shall have been established for the benefit of the Surviving Corporation, which shall have been arranged by Portfolio on terms reasonably acceptable to CTC; provided that a term sheet with respect to such credit facility shall have been obtained by Portfolio (on terms reasonably acceptable to CTC) by the latter of either (i) December 5, 2000, or (ii) the date the Bankruptcy Court holds the rescheduled hearing on the Third Amended Disclosure Statement dated December 4, 2000, as amended, but in no event later than December 21, 2000.

         8.16. Barrist Stock Purchase Agreement. Michael Barrist shall have executed, delivered and performed an agreement with the Surviving Corporation (which agreement shall contain a demand registration right among other rights) whereby he (or his nominee) shall have agreed to purchase 2.667% of Surviving Corporation Common Stock on the Effective Date at a price per share based upon the New Equity Value (as defined in the Plan) for an aggregate purchase price of $2.0 million cash (the "Barrist Stock Purchase Agreement").

         8.17. Rensin Stock Purchase Agreement Joseph Rensin shall have executed, delivered and performed an agreement with the Surviving Corporation (which agreement shall contain a piggyback registration right among other rights) whereby he shall have agreed to purchase 1.333% of Surviving Corporation Common Stock on the Effective Date at a price per share based upon the New Equity Value for an aggregate purchase price of $320,786.44 in cash and relinquishment of his $679,213.56 in claims against CTC (the "Rensin Stock Purchase Agreement"). The Rensin Stock Purchase Agreement shall be subject to adjustment, if any, to the extent contemplated by Section 4.5 of the Plan.

   SECTION 9 Conditions Precedent to NCO's and Portfolio's Closing Obligations

         Each obligation of NCO and Portfolio to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 9, except to the extent that such satisfaction is waived by NCO in writing.

         9.1. Rensin Letter. NCO shall have received from Joseph K. Rensin (and to the extent necessary, his Affiliates) a duly signed letter, in form and substance satisfactory to NCO, stating that, other than for estate planning purposes only, he will not sell, assign, give, pledge or otherwise transfer or dispose of any of his capital stock or other securities of the Surviving Corporation until after the Affiliate Restriction Period.

         9.2. Approval of POR. The POR shall have been duly approved in accordance with applicable Law and all conditions contained therein shall have been satisfied and/or waived.

         9.3. CTC's Representations. All representations, warranties and certifications made by CTC in this Agreement or pursuant hereto shall not have been false or misleading in any material respect, and NCO shall have received a certificate signed by an executive officer of CTC to that effect.

         9.4. CTC's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by CTC on or before the Closing Date (including the Obligations set forth in Section 10.2) shall have been substantially satisfied or performed in all material respects, and NCO shall have received a certificate signed by an executive officer of CTC to that effect.

         9.5. Absence of Proceedings. No Proceeding shall have been instituted (excluding any such Proceeding initiated by or on behalf of NCO or any of its subsidiaries), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

         9.6. Adverse Changes. There shall not have been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their respective businesses, Assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of any of the Acquired Companies between the date of this Agreement and the Closing Date.

         9.7. Hart-Scott-Rodino. All applicable waiting periods with respect to the Transactions shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such Transactions, or (b) taken any actions to prohibit the consummation of such Transactions.

         9.8. Bankruptcy Court Order The Bankruptcy Court Order shall have been entered by January 31, 2001 and the same is a final non-appealable order as of the Closing Date.

         9.9. Confirmation of POR The POR shall have been confirmed by the Bankruptcy Court and not less than 20 days after the date of such confirmation shall have passed.

         9.10. NCOP Unsecured Obligations As of the Closing Date, NCOP Unsecured Obligations (as defined in Section 4.4(c) of the Plan) shall not exceed $7.315 million dollars (subject to appropriate reduction based on the NCO purchase price valuation of shares to the extent Class 4 Creditors under Section 4.4(E) of the Plan or Seneca or Sunrock elect to receive Surviving Corporation Common Stock).

         9.11. Services Agreement. Portfolio and NCOFS shall have entered into the Services Agreement.

         9.12. Bridge Lender Waiver and Release The CTC Bridge Lender for CTC Portfolio 99-2 shall have entered into a waiver and release of the Acquired Companies and Portfolio on such terms and conditions as is reasonably satisfactory to NCO and the servicing with respect to Asset Pool 99-2 shall have been assigned to and assumed by NCOFS, and the consummation of the conditions set forth in a certain Term Sheet executed by CTC, NCO and the CTC Bridge Lenders dated November 22, 2000, as amended, shall have occurred.

         9.13. CTC Officer and Director Releases All CTC defendants in all class action litigation currently pending shall have entered into general releases (on terms and conditions satisfactory to NCO, in its sole and absolute discretion) to release any and all claims for indemnification against the Surviving Corporation from liabilities not covered by CTC's existing and former D&O insurance policies and the Litigation Trust (as defined in the POR), or alternatively the Bankruptcy Court shall have entered an order to the same effect.

         9.14. Residuals. As of the Closing Date and subject to Section 9.15 hereof, NCO shall be satisfied that the assets of the Acquired Companies will include the residuals on all asset pools currently owned by the Acquired Companies (collectively, "the Asset Pools") and the right to service all Asset Pools.

         9.15. Asset Pools 99-1, 98-2 and 93-3 Banco Santander. As of the Closing Date, the servicing with respect to Asset Pools 99-1, 98-2 and 99-3 Banco Santander shall have been assigned to and assumed by NCOFS on terms and conditions satisfactory to NCOFS or NCOFS shall be deemed the successive servicer thereto as defined in the relevant indenture and services agreement for each such portfolio.

         9.16. Lender Claims. As of the Closing Date, (i) each of CTC's lenders and the trustees of the various Asset Pools currently being serviced by CTC, other than Sunrock, shall have agreed in writing to have their claims against the Acquired Companies limited to the collateral with respect to the debt associated with such Asset Pools and (ii) each such lender shall have agreed in writing that they have no other claims against any of the Acquired Companies other than ordinary post-petition non-bankruptcy expenses, or alternatively the Bankruptcy Court shall have entered an order to the same effect.

         9.17. Reserve Balances. As of the Closing Date, with respect to the Asset Pools that are not to be serviced by NCOFS pursuant to the Services Agreement, NCO shall be satisfied that the Surviving Corporation will receive timely reports with respect thereto and, after repayment of all debt associated with such Asset Pool, all reserve balances and any residual payments with respect to such Asset Pools will go to the Surviving Corporation.

         9.18. Credit Facility. A credit facility with aggregate availability of at least $50 million shall have been established for the benefit of the Surviving Corporation, which shall have been arranged by Portfolio on terms reasonably acceptable to NCO; provided that a term sheet with respect to such credit facility shall have been obtained by Portfolio (on terms reasonably acceptable to CTC) by the latter of either (i) December 5, 2000, or (ii) the date the Bankruptcy Court holds the rescheduled hearing on the Third Amended Disclosure Statement dated December 4, 2000, as amended, and in no event later than December 21, 2000.

         9.19. Purchase of CTC Call Center. As of the Closing Date, CTC shall have complied with Section 6.10 hereof.

         9.20. Listing of Portfolio Common Stock. The shares of Portfolio Common Stock issuable in accordance with the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

         9.21. Consulting Agreement. Joseph K. Rensin and Portfolio shall have entered into the Consulting Agreement in the form of Exhibit "A" hereto.

         9.22. Stock Purchase Agreements. Each of the Barrist Stock Purchase Agreements and Rensin Stock Purchase Agreement shall have been executed, delivered and performed in accordance with their terms.

         9.23. Class 3 Creditors. NCO, with the consent of CTC, reserves the right to reclassify as an executory contract one or more FF&E Agreements listed in Section 4.3 of the Plan prior to approval of the Disclosure Statement and CTC shall have caused the rejection of such contracts under Article VIII of the Plan."

                      SECTION 10 Closing and Post Closing

         10.1. Closing. The closing of the Merger and the other Transactions (the "Closing") shall take place at a mutually agreeable time and place on a date designated by NCO (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 8 and 9. Contemporaneously with the Closing, the parties hereto shall cause this Agreement (if necessary) and properly executed Certificates and/or Articles of Merger conforming to the requirements of the Delaware and Maryland General Corporation Laws (the "Certificates of Merger") to be filed with the proper officers of the States of Delaware and Maryland, and the parties shall take such further actions as may be required by the States of Delaware and Maryland, and any other applicable Law, in connection with consummation of the Merger. The Merger shall take effect at the time such filing is made with the States of Delaware and Maryland or at such later time as may be specified in the Certificates of Merger (the "Effective Time").

         10.2. CTC's Obligations at Closing. At or prior to the Closing, NCO and Portfolio shall have received the following:

               (a) All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of CTC described on Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of CTC and other depositories described on
Schedule 3.4.

               (b) A certificate, dated the Closing Date, in form and substance satisfactory to NCO, signed by the Chief Executive Officer, Chief Financial Officer, Chief Informational Officer and General Counsel of CTC, certifying, that (i) all representations and warranties made by CTC in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by CTC on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting any of the Acquired Companies, or their business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in CTC's financial performance between the date of this Agreement and the Closing Date.

               (c) Certificates of Merger for the States of Delaware and Maryland, in form and substance, reasonably acceptable to the parties, dated the Closing Date and duly executed by CTC.

               (d) The signed copies of all Consents listed on Schedule 3.2.

               (e) All of the original minute books and stock books of the Acquired Companies (including original stock certificates evidencing CTC's 100% ownership of each of the subsidiaries) and duly executed resignations, dated the Closing Date, of all directors and officers of the Acquired Companies other than as specified by NCO.

               (f) Good standing certificates for CTC, dated no earlier than ten days before the Closing Date, from the State of Maryland and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation and good standing certificate or equivalent from each of the other Acquired Companies from their respective jurisdiction of incorporation.

               (g) A certificate of Secretary of CTC as to the incumbency and signatures of the officers of CTC executing this Agreement.

               (h) Copies of the resolutions duly adopted by the shareholders and board of directors of CTC, authorizing CTC to execute, deliver and perform this Agreement and to consummate the Transactions, certified by an officer of CTC as in full force and effect, without modification or rescission, on and as of the Closing Date.

               (i) A duly signed letter, from each affiliate of CTC, in form and substance satisfactory to NCO, stating that such affiliate will not sell, assign, give, pledge or otherwise transfer, dispose of such affiliate's shares of CTC or other securities of Portfolio until expiration of the Affiliate Restriction Period (as defined in Section 9.1).

               (j) A legal opinion of Blank Rome Comisky & McCauley LLP, counsel to NCO, dated as of the Closing Date and addressed to NCO and CTC, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such outside counsel may rely upon tax representation letters being delivered in connection with the Transactions).

               (k) A legal opinion of Swidler Berlin Shereff, Freedman, LLP, counsel to CTC, as to various corporate and related matters in connection with the Transactions and reasonably acceptable to NCO.

               (l) All other agreements, certificates, instruments, financial statement certifications, opinions of counsel and documents reasonably requested by NCO in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

         10.3. NCO's and Portfolio's Obligations at Closing. At the Closing, CTC shall have received the following:

               (a) The Certificates of Merger duly executed by Portfolio.

               (b) A certificate, dated the Closing Date, in form and substance satisfactory to CTC, signed by the Chief Executive Officer and Chief Financial Officer of NCO, certifying, that (i) all representations and warranties made by NCO and/or Portfolio in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by NCO and/or Portfolio on or before the Closing Date have been substantially satisfied or performed, and (iii) there has not been any material adverse change or material casualty loss affecting Portfolio, or is business, Assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in Portfolio's financial performance between the date of this Agreement and the Closing Date.

               (c) Good standing certificates for each of NCO and Portfolio, dated no earlier than ten days before the Closing Date, from the Commonwealth of Pennsylvania and the State of Delaware, as the case may be.

               (d) Copies of the resolutions duly adopted by the board of directors of NCO and by the board of directors and the sole shareholder of Portfolio, authorizing NCO and Portfolio, respectively, to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of NCO or Portfolio, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

               (e) A certificate of Secretary of each of NCO and Portfolio as to the incumbency and signatures of the officers of NCO and Portfolio executing this Agreement.

               (f) A legal opinion of Blank Rome Comisky & McCauley LLP, counsel to NCO, dated as of the Closing Date addressed to NCO and CTC, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such outside counsel may rely upon the tax representation letters being delivered in connection with the Transactions).

               (g) Notice that all applicable waiting periods with respect to the Transactions shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (i) required any party to divest itself of any assets in order to consummate such Transactions, or (ii) taken any actions to prohibit the consummation of such Transactions.

               (h) The signed copies of the Consents listed on Schedule 4.2.

               (i) A legal opinion of Blank Rome Comisky & McCauley LLP, counsel to NCO and Portfolio, as to various corporate and related matters in connection with the Transactions and reasonably acceptable to CTC.

               (j) All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by CTC in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement.

         10.4. Severance Pay. To the extent that any of the following individuals are employed by CTC on the Closing Date but not employed by either the Surviving Corporation and/or NCO (including their respective Affiliates) for a period of at least six months following the Closing Date, and provided such person has not been terminated for cause or voluntarily terminated his employment during such six month period, each shall be entitled to the following severance benefits from either Portfolio or NCOFS, as the case may be, payable in equal monthly payments during the specified period thereof beginning on the date of termination:

                     Name                         Severance Payment
                     ----                         -----------------

               Thomas Henning                     six months
               Tom Juranich                       six months
               Tom Crotty                         six months
               William Young                      three months
               Stephen McGill                     three months

                          SECTION 11 Other Provisions

         11.1. Termination. At any time before the Closing, whether or not the Merger has been approved by CTC's shareholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

               (a) By the mutual written consents of NCO and CTC, authorized by their respective boards of directors.

               (b) By written notice from NCO to CTC, or from CTC to NCO, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before January 31, 2001, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

               (c) By written notice from NCO to CTC, or from CTC to NCO, if the Closing does not occur on or before January 31, 2001 for any reason other than a breach of this Agreement by the party giving such notice.

               (d) by NCO in the event CTC has breached any representation, warranty or covenant contained in this Agreement in any material respect, NCO has notified CTC of the breach, and the breach has continued without cure for a period of 10 days after the written notice of breach.

              (e) by CTC in the event NCO or Portfolio has breached any representation, warranty or covenant contained in this Agreement in any material respect, CTC has notified NCO of the breach, and the breach has continued without cure for a period of 10 days after the written notice of breach.

               (f) by CTC if CTC has received a Superior Proposal, has otherwise complied with the requirements of Section 5.6, and provides NCO with all of the material terms of the Superior Proposal at least two business days in advance of such termination.

If this Agreement is terminated by CTC other than pursuant to Sections 11.1(a) or 11.1(e) hereof or by NCO pursuant to Sections 11.1(b) (other than because of the conditions set forth in Section 8.15 and 9.18 hereof having not been satisfied or Joseph K. Rensin having not entered into the Rensin Stock Purchase Agreement or the Consulting Agreement), 11.1(c) or 11.1(d) hereof, within five days of such termination, CTC shall pay NCO the sum of $500,000 (the "Break-Up Fee") in connection with the Transactions in immediately available funds. CTC shall obtain an order from the Bankruptcy Court approving the payment of the Break-Up Fee, which order shall be entered by December 21, 2000. CTC shall keep NCO fully informed of such efforts throughout the pursuit of the same, including providing drafts of motions to NCO prior to the filing of the same and keeping NCO advised in advance of dates and times of the various Bankruptcy Court hearings. If CTC fails to obtain approval of the payment of the Break-Up Fee by December 21, 2000, then NCO may terminate this Agreement.

         11.2. Publicity. Unless required by Law or stock exchange regulation, in the opinion of such parties' counsel, none of CTC, NCO or Portfolio shall make any public announcement regarding the Transactions without first consulting with the other. With respect to any announcement that a party is required by Law or stock exchange regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other parties before issuing the announcement.

         11.3. Fees and Expenses. Subject to Section 11.1, NCO shall pay all of the fees and expenses incurred by it and/or Portfolio and CTC shall pay all of the fees and expenses incurred by it in negotiating and preparing this Agreement, the Plan and the POR (and all other contracts and documents executed in connection herewith or therewith) and in consummating the Transactions.

         11.4. Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed telephonically immediately thereafter and within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notices to CTC shall be sent to CTC's address stated on page one of this Agreement to the attention of its Chief Executive Officer and General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer and to Swidler Berlin Shereff Friedman, LLP, 3000 K Street, Washington, DC 20007, Attention:
Roger Frankel. Notices to NCO and/or Portfolio shall be sent to NCO's address stated on page one of this Agreement to the attention of its Chief Executive Officer and General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer and to Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103-6998, Attention: Lawrence Wiseman. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 15.4, provided that any such change of address notice shall not be effective unless and until received.

         11.5. Survival of Representations and Covenants. All representations and warranties and covenants made in this Agreement or pursuant hereto shall not survive the Closing Date, the Effective Date and the consummation of the Transactions.

         11.6. Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

         11.7. Reliance. Notwithstanding the right of NCO and Portfolio to investigate the businesses, Assets and financial condition of the Acquired Companies, and notwithstanding any knowledge determined or determinable by NCO and Portfolio as a result of such investigation, NCO and Portfolio have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by CTC in this Agreement or pursuant hereto. Notwithstanding the right of CTC to investigate the businesses, assets and financial condition of NCO and Portfolio, and notwithstanding any knowledge determined or determinable by CTC as a result of such investigation, CTC has the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by NCO and Portfolio in this Agreement or pursuant hereto.

         11.8. Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto and the Confidentiality Agreement state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation the Old Agreement, the First Amended and Restated Agreement, and the First Amendment, all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

         11.9. Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against CTC, NCO and Portfolio and their respective successors and assigns. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties. Nothing in this Agreement or the Plan is intended to confer, or shall be deemed to confer, any rights or remedies upon any Persons other than the parties hereto and the respective directors of CTC, NCO and Portfolio.

         11.10. Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         11.11. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         11.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         11.13. Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         11.14. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.


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

         11.15. Controlling Law. Except and only to the extent that the corporate law aspects of the Merger are governed by the corporate laws of the State of Delaware. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         11.16. Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.4, and the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

         11.17. No Third-Party Beneficiaries. No provision of this Agreement or the Plan is intended to or shall be construed to grant or confer any right to enforce this Agreement or the Plan, or any remedy for breach of this Agreement or the Plan, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the Acquired Companies.

         11.18. Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or any agreements delivered in connection with the Transactions.

         Witness the due execution and delivery hereof as of the date first stated above.

CREDITRUST CORPORATION                NCO GROUP, INC.


By:                                   By
   ----------------------------       -----------------------------------------
   Name:    Joseph K. Rensin             Name:  Michael J. Barrist
   Title:   President                    Title: President

NCO PORTFOLIO FUNDING, INC.           NCO FINANCIAL SYSTEMS, INC.
                                      (for purposes of Section 6.10 hereof only)

By:                                   By:
   ----------------------------          --------------------------------------
   Name:  Michael J. Barrist               Name:  Michael J. Barrist
   Title: President                        Title: President


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